Exhibit 3.4

FORM OF

THIRD

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

ATLAS INDUSTRIES HOLDINGS LLC

Dated as of October   , 2007

TABLE OF CONTENTS

Page

Exhibit A — Specimen Common Share Certificate	A-1

Exhibit B — Specimen Allocation Share Certificate	B-1

i

THIRD AMENDED AND RESTATED OPERATING AGREEMENT

This THIRD AMENDED AND RESTATED OPERATING AGREEMENT shall be effective as of the __th day of October, 2007 (this “Agreement”), and is entered into by ATLAS INDUSTRIES MANAGEMENT LLC, as the Allocation Member and Manager (as defined herein), and the other Persons who become members pursuant to the terms hereof. The Members hereby agree to the amendment and restatement of the Operating Agreement, dated as of December 26, 2006 (the “Initial Agreement”), as previously amended and restated by the Amended and Restated Operating Agreement, dated as of February 9, 2007 (the “First Amended and Restated Operating Agreement”), and the Second Amended and Restated Operating Agreement, dated as of April 25, 2007 (the “Second Amended and Restated Operating Agreement”), as provided herein. Capitalized terms used in this Agreement without definition shall have the respective meanings specified in Article II.

RECITALS

WHEREAS, the Company was formed on December 26, 2006, upon (i) the filing of the Certificate of Formation with the Secretary of State of Delaware, and (ii) the adoption by the Allocation Member of the Initial Agreement, as the limited liability company agreement governing the Company. The Allocation Member was admitted to the Company as the sole member of the Company upon its execution of the Initial Agreement.

WHEREAS, the Allocation Member has previously entered into the First Amended and Restated Operating Agreement and the Second Amended and Restated Operating Agreement to continue the Company and establish the rules and procedures that govern the business and affairs of the Company.

WHEREAS, the Allocation Member wishes to enter into this Agreement to continue the Company and to further establish or otherwise define the rights, privileges, preferences and obligations of the Members hereunder.

NOW, THEREFORE, the Allocation Member, intending to be legally bound, does hereby adopt this Agreement of the Company and amends and restates the Second Amended and Restated Operating Agreement in its entirety as follows:

ARTICLE I
FORMATION

Section 1.1                                      Formation. The Company is continued as a limited liability company under and pursuant to the provisions of the Act and upon the terms and conditions set forth herein. Except as expressly provided to the contrary in this Agreement, the rights, duties (including fiduciary duties) and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Act. To the extent the Act and this Agreement are inconsistent with respect to any subject matter covered in this Agreement, this Agreement shall govern, but only to the extent permitted by law. Upon the effectiveness of this Agreement, the powers of each member of the Board of Directors as an authorized person of the Company within the meaning of the Act shall cease, and the Manager shall become the designated “authorized person” of the Company within the meaning of the Act and shall continue as the designated “authorized person” of the Company within the meaning of the Act. The Manager shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in Connecticut and in any other jurisdiction in which the Company may wish to conduct business. The rights and liabilities of the Members shall be as provided under the Act, the Certificate and this Agreement.

Section 1.2                                      Name.

(a)                                  Subject to Section 1.2(b), the name of the Company shall continue to be Atlas Industries Holdings LLC and all business of the Company shall be conducted in such name. The Company’s business may be conducted under any other name or names, as determined by the Board of Directors. The words “Limited Liability Company,” “LLC,” or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The Board of Directors may change the name of the Company upon ten (10) Business Days’ written notice to the Members, which name change shall be effective upon the filing of a certificate of amendment of the Certificate with the Secretary of State of the State of Delaware, and an amendment of this Agreement (which amendment shall not require the consent of any Member or other Person notwithstanding any other provision of this Agreement).

(b)                                 The Board of Directors shall take all action and do all things necessary to give effect to Section 3.4 of the Sublicense Agreement.

Section 1.3                                      Purpose; Powers; Company Not to Be Investment Company; Prior Authorization of Actions Valid.

(a)                                  The purposes of the Company are (i) to conduct, promote or engage in, directly or indirectly, any lawful business, purpose or activity permitted for a limited liability company organized pursuant to the Act, (ii) to acquire, hold, make additional investments, dispose of interests in any corporation, partnership, joint venture, limited liability company or other entity, and in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein, (iii) to engage in or conduct such additional activities as the Board of Directors may approve, and (iv) to engage in any and all activities related or incidental to the foregoing purposes; provided, however, that the Company is not permitted to engage in any activities that would cause it to (i) become an “investment company” as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended and as may be amended from time to time, or any successor provision thereto, or (ii) be treated as an association taxable as a corporation or otherwise taxable as an entity for Federal income tax purposes.

(b)                                 The Company has the power to do any and all acts and things necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purposes of the Company set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Board of Directors pursuant to Article VI hereof.

(c)                                  Notwithstanding anything in this Agreement to the contrary, any actions and things (including the entering into and performance of any agreements or other documents)

properly authorized, in the name and on behalf of the Company, by the Board of Directors as constituted at the time of any such authorization, whether prior to the date of this Agreement (including under the Initial Agreement, the First Amended and Restated Operating Agreement and the Second Amended and Restated Operating Agreement) or under and in accordance with this Agreement (or the Initial Agreement, the First Amended and Restated Operating Agreement and the Second Amended and Restated Operating Agreement), were, are and shall continue to be valid and duly authorized, and the Company shall continue to have the power and authority to take and do all such actions and things (including to enter into and perform all such agreements or other documents), whether or not such actions or things have already been taken or done (or such agreements or other documents entered into and/or performed), and regardless of whether the composition of the Board of Directors has changed, whether the Initial Agreement, the First Amended and Restated Operating Agreement and the Second Amended and Restated Operating Agreement or this Agreement has been amended, whether the Initial Public Offering has closed or otherwise prior to the actual taking or doing of any such actions or things (including the entering into or performance of any such documents) by the Company.

(d)                                 The Company is hereby authorized to execute, deliver and perform, and the Manager or any member of the Board of Directors or the Chief Executive Officer, the President, the Chief Financial Officer or the Chief Accounting Officer, or any Person authorized by the Board of Directors on behalf of the Company, are hereby authorized to execute and deliver, the Transaction Documents and all documents, agreements, certificates, or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any other Person notwithstanding any other provision of this Agreement. The foregoing authorizations shall not be deemed a restriction on the powers of the Manager or the Board of Directors to enter into (or for the Board of Directors to delegate to other Persons the power to enter into) other agreements on behalf of the Company.

Section 1.4                                      Principal Place of Business; Registered Agent; Registered Office. Unless and until changed by the Board of Directors, (a) the principal executive offices of the Company are at One Sound Shore Drive, Suite 302, Greenwich, CT 06830; (b) the Company’s registered agent for service of process in the State of Delaware shall be Corporation Service Company in the City of Wilmington, in the County of New Castle, in the State of Delaware; and (c) the registered agent’s address and the address of the Company’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Board of Directors determines to be necessary or appropriate.

Section 1.5                                      Commencement and Term. The term of the Company commenced at the time and date appearing in the Certificate of Formation and shall continue in perpetuity until it is dissolved, its affairs are wound up and final liquidating distributions are made pursuant to Article XIV of this Agreement. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Act.

Section 1.6                                      Title to Assets. All assets owned by the Company, whether real, personal or mixed and whether tangible or intangible, shall be owned by the Company as an entity and no Member, director or officer, individually or collectively, shall have any ownership interest in such assets or any portion thereof in its individual name, and each Member’s interest in the

Company shall be personal property for all purposes. Title to any or all of the Company assets may be held in the name of the Company or one or more nominees, as the Board of Directors may determine. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which record title to such Company assets is held.

Section 1.7                                      Filings.

(a)                                  The Manager shall take any and all other actions, as may be reasonably necessary, to perfect and maintain the status of the Company as a limited liability company or similar type of limited liability entity under the laws of the State of Delaware and under the laws of any other jurisdictions in which the Company engages in business, including causing the Company to prepare, execute and file such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by law, including, without limitation, action to reflect:

(i)                                     a change in the Company name; or

(ii)                                  a correction of false or erroneous statements in the Certificate to accurately represent the information contained therein.

(b)                                 Upon the dissolution and completion of the winding up of the Company in accordance with Article XIV, the Board of Directors shall cause an authorized person of the Company to promptly execute and file a Certificate of Cancellation in accordance with the Act and the laws of any other jurisdiction in which the Board of Directors deems such filing necessary or advisable.

Section 1.8                                      Payments of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

Section 1.9                                      Power of Attorney. Each Member, whether now admitted or admitted in the future, hereby constitutes and appoints each of the Chief Executive Officer and the President and, if a Liquidator shall have been selected pursuant to Section 14.9, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(a)                                  execute, swear to, acknowledge, deliver and record in the appropriate public offices:

(i)                                     all certificates, documents and other instruments (including this Agreement and all amendments or restatements thereof) that the Chief Executive Officer, the President or the Liquidator, determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii)                                  all certificates, documents and other instruments that the Chief Executive Officer, the President or the Liquidator, determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii)                               all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Board of Directors or the Liquidator determines to be necessary or appropriate to reflect the dissolution, liquidation and termination of the Company pursuant to the terms of this Agreement;

(iv)                              all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Articles III or XIV;

(v)                                 all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.3; and

(vi)                              all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article X.

(b)                                 execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors or the Liquidator determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Article XII or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series required to take any action, the Chief Executive Officer, the President or the Liquidator, may exercise the power of attorney made in this Section 1.9(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 1.9 shall be construed as authorizing the Chief Executive Officer, the President or the Liquidator, to amend, change or modify this Agreement except in accordance with Article XII or as may be otherwise expressly provided for in this Agreement.

(c)                                  The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Chief Executive Officer, the President or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Chief Executive Officer, the President or the Liquidator, taken in good faith under such power of attorney in accordance with this Section 1.9. Each Member shall execute and deliver to the Chief Executive Officer, the President or the Liquidator, within fifteen (15) Business Days after receipt of the request therefor, such further designation, powers of attorney and other instruments as any of such officers or the Liquidator determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 1.10                                Ratification of Agreements. Notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation, each of the Members and each other Person who may acquire a Share in the Company hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Underwriting Agreement, the Management Services Agreement, the Supplemental Put Agreement, the Acquisition Agreements and the other agreements described in or filed as exhibits to the Registration Statement that are related to the transactions contemplated by and described in the Registration Statement; (ii) agrees that the authorized officers of the Company, as designated by Board resolution, are authorized to execute, deliver and perform the agreements referred to in clause (i) of this sentence and the other agreements, acts, transactions and matters described in or contemplated by the Registration Statement on behalf of the Company without any further act, approval or vote of the Members or any other Person who may acquire a Share in the Company; and (iii) agrees that the execution, delivery or performance by any authorized officer of the Company or the Manager, any Member or any Affiliate of any of them, of this Agreement or any agreement authorized or permitted under this Agreement, including those referred to in this Section 1.10, shall not constitute a breach by the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer and the Manager or any Affiliate thereof of any duty that the Manager or any Affiliate thereof may owe the Company or the Members or any other Persons under this Agreement (or any other agreements) or of any duty existing at law, in equity or otherwise.

ARTICLE II

DEFINITIONS

For all purposes of this Agreement (as defined herein), except as otherwise expressly provided or unless the context otherwise requires:

(i)                                     the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii)                                  any reference to an “Article,” “Section” or an “Exhibit” refers to an Article, Section or an Exhibit, as the case may be, of this Agreement; and

(iii)                               the words “herein,” “hereinafter,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision:

“Acquisition Agreements” means the Limited Liability Company Interest Purchase Agreement of Metal Resources LLC by and among Michigan Seamless Tube LLC, the Members of Metal Resources LLC, the Company and Atlas Metal Acquisition Corp., to be dated as of the closing date of the IPO, the Purchase Agreement by and among the Company, Atlas Forest Acquisition Corp., Forest Resources LLC and Forest Investments LLC, TRAL Investments LLC and the individuals listed on the signature pages thereto, to be dated as of the closing date of the IPO, the Purchase Agreement by and among the Company, Atlas CanAmPac Acquisition Corp., Atlas CanAmPac Acquisition ULC, CanAmPac ULC, FR Kitchener LLC and 2101358 Ontario Limited, to be dated as of the closing date of the IPO, and the Purchase Agreement by and among the Company, Atlas Pangborn Acquisition Corp. Capital Equipment Resources LLC, Atlas Carry Holdings LLC, Atlas Pangborn Holdings LLC, Atlas Holdings Partners LLC and certain entities and individuals listed on the signature pages thereto, to be dated as of the closing date of the IPO.

“Act” shall mean the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended from time to time (or any corresponding provisions of succeeding law) and, for the avoidance of doubt, includes all applicable jurisprudence.

“Additional Member” shall mean a Person admitted as a Member of the Company in accordance with Article III as a result of an issuance of Shares to such Person by the Company.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

(i) credit to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentence in each of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

(ii) debit to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations.

The foregoing definition of “Adjusted Capital Account Deficit” is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

“Adjusted Distribution Base Amount” shall mean, as of any DBPA Determination Date, the sum of (i) the Cumulative Distribution Base Amount as of such DBPA Determination Date, minus (ii) the Distribution High Water Mark as of such DBPA Determination Date.

“Adjusted EBITDA” shall mean, with respect to any Fiscal Year, the sum of (i) the Company’s net income or loss with respect to such Fiscal Year as reflected in the line item entitled “net income (loss)” (or any successor line item) of the Company’s Financial Statements with respect to such Fiscal Year, plus (ii) the absolute amount of depreciation expense as reflected in the line item entitled “depreciation expense” (or any successor line item) of the Company’s Financial Statements with respect to such Fiscal Year, plus (iii) the absolute amount of amortization expense as reflected in the line item entitled “amortization expense” (or any successor line item) of the Company’s Financial Statements with respect to such Fiscal Year, plus (iv) the absolute amount of interest expense as reported in the Company’s Financial Statements with respect to such Fiscal Year, plus (v) the absolute amount of income tax expense as reported in the Company’s Financial Statements with respect to such Fiscal Year, plus (vi) the absolute amount of equity-based compensation expense as reported in the Company’s Financial Statements with respect to such Fiscal Year, plus (vii) the absolute amount of any step-up in inventory basis as a result of an acquisition as reported in the Company’s Financial Statements with respect to such Fiscal Year, plus (viii) the absolute amount of the impairment loss expense as reported in the Company’s Financial Statements with respect to such Fiscal Year, plus (ix) the absolute amount of other non-cash charges as reported in the Company’s Financial Statements with respect to such Fiscal Year; provided that, Adjusted EBITDA shall be calculated without regard to, and without giving effect to, in any manner whatsoever, any impact recorded in the Company’s Financial Statements relating to or arising in connection with either the Supplemental Put Agreement or Profit Allocation as set forth in this Agreement.

“Adjusted Profit Distribution Amount” has the meaning set forth in Section 5.2(b)(ii) hereof.

“Administrator” shall mean, as of any Profit Allocation Calculation Date, (i) the Manager as of such Profit Allocation Calculation Date, and (ii) if there is no Manager, the Chief Financial Officer in all other cases.

“Administrator Submission Date” has the meaning set forth in Section 5.2(c) hereof.

“Administrator’s Calculation” has the meaning set forth in Section 5.2(c) hereof.

“Affiliate” shall mean, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or (ii) any officer, director, general member, member or trustee of such Person. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean, with respect to any Persons, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, or the power to elect at least fifty percent (50%) of the directors, managers, general members or Persons exercising similar authority with respect to such Person.

“Affiliated” shall mean, with respect to any Person, any Person that is an Affiliate of such Person.

“Agreement” shall mean this Third Amended and Restated Operating Agreement, as amended from time to time.

“Allocated CAD” shall mean, as of any DBPA Determination Date, the sum of (i) the Cumulative Paid Distribution Amount as of such DBPA Determination Date, plus (ii) the Distribution High Water Mark as of such DBPA Determination Date.

“Allocation Member” shall mean, as of any date, any Member holding Allocation Shares as of such date.

“Allocation Share Certificate” shall mean a certificate representing Allocation Shares in the form attached hereto as Exhibit B.

“Allocation Shares” shall mean the limited liability company interests in the Company designated in the First Amended and Restated Operating Agreement as the “Allocation Interests” and redesignated herein as the “Allocation Shares”, as authorized pursuant to Section 3.2(b) hereof, and having the rights provided herein.

“Allocation Year” shall mean (i) the period commencing on the date of this Agreement and ending on December 31, 2007, (ii) any subsequent twelve (12)-month period commencing on January 1 and ending on December 31, or (iii) any portion of the period described in clause (i) or (ii) above for which the Company is required to allocate Profits, Losses and other items of Company income, gain, loss or deduction pursuant to Article IV.

“Annual CAD” shall mean, with respect to any Fiscal Year, the sum of (i) Adjusted EBITDA with respect to such Fiscal Year, minus (ii) the absolute amount of Maintenance Capital Expenditures with respect to such Fiscal Year.

“Annual Required Distribution Amount” shall mean, with respect to any Fiscal Year, the product of (i) 8.0%, multiplied by (ii) the Total Adjusted Capital as of the last day of such Fiscal Year.

“Applicable Listing Rules” means the applicable rules, if any, of the principal U.S. securities exchange on which the Common Shares may be listed or quoted, as determined by the Board of Directors.

“Appointed Director” has the meaning set forth in Section 6.4.

“Approved Profit Distribution” has the meaning set forth in Section 5.2(c) hereof.

“Associate” has the meaning ascribed to such term in Rule 12b-2 of the rules promulgated under the Exchange Act.

“Audit Committee” means the Audit Committee of the Board of Directors established pursuant to Section 6.19(a)(ii).

 “Audit Committee’s Calculation” has the meaning set forth in Section 5.2(c) hereof.

“Available CAD” shall mean, as of any DBPA Determination Date, the amount, if any, by which (i)cumulative CAD as of such DBPA Determination Date, exceeds (ii) the allocated CAD as of such DBPA Determination Date; provided, that such amount shall not be less than zero.

“Average Outstanding Common Shares” shall mean, as of any EBPA Determination Date, the result of (x) the sum of the total number of Common Shares Outstanding on each trading day occurring during the 45-day period immediately preceding, and including, the Company’s Fiscal Year end in which such EBPA Determination Date occurs, divided by (y) the number of such trading days in such 45-day period.

“Average Trading Price” shall mean, as of any EBPA Determination Date, the result of (i) the sum of the closing prices, as reported on, first, the Nasdaq Global Market or, second, other securities exchange or service on which the Common Shares are then listed or quoted, of the

Common Shares for each trading day occurring during the 45-day period immediately preceding, and including, the Company’s Fiscal Year end in which such EBPA Determination Date occurs, divided by (ii) the number of such trading days in such 45-day period.

“Average Year End Market Capitalization” shall mean, as of any EBPA Determination Date, the product of (i) the Average Trading Price as of such EBPA Determination Date, multiplied by (ii) the Average Outstanding Common Shares as of such EBPA Determination Date.

“Averaged Invested Capital” shall mean, with respect to any sale of Common Shares by the Company during any Fiscal Year, the product of (i) the Invested Capital received by the Company with respect to such sale by the Company of Common Shares during such Fiscal Year, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in such Fiscal Year from, but excluding, the date of such sale and the denominator of which is 365.

“Averaged Returned Capital” shall mean, with respect to any purchase of Common Shares by the Company during any Fiscal Year, the product of (i) the Returned Capital paid by the Company with respect to such purchase by the Company of Common Shares during such Fiscal Year, multiplied by (ii) a fraction, the numerator of which is the number of days remaining in such Fiscal Year from and including the date of such purchase and the denominator of which is 365.

“Basis” shall mean, as of any date, the result of (i) the Cumulative Capital as of the day immediately preceding such date, divided by (ii) the total number of Common Shares Outstanding as of the day immediately preceding such date.

“Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 of the Rules and Regulations promulgated under the Exchange Act.

“Board” or “Board of Directors” means the Board of Directors referred to in Article VI hereof.

“Business Combination” means:

(i)                                     any merger or consolidation of the Company or any Subsidiary thereof with (A) an Interested Shareholder, or (B) any other Person (whether or not itself an Interested Shareholder) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Shareholder; or

(ii)                                  any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder of any property or assets of the Company or any Subsidiary thereof having an aggregate Fair Market Value as of the date of the consummation of the transaction giving rise to the Business Combination of not less than ten percent (10%) of the Net Investment Value as of such date; or

(iii)                               the issuance or transfer by the Company or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary thereof to, or proposed by or on behalf of, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value as of the date of the consummation of the transaction giving rise to the Business Combination of not less than ten percent (10%) of the Net Investment Value as of such date; or

(iv)                              any spin-off or split-up of any kind of the Company or any Subsidiary thereof, proposed by or on behalf of an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder; or

(v)                                 any reclassification of the Common Shares or securities of a Subsidiary of the Company (including any reverse split of Common Shares or such securities) or recapitalization of the Company or such Subsidiary, or any merger or consolidation of the Company or such Subsidiary with any other Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder), that has the effect, directly or indirectly, of increasing the proportionate share of (A) Outstanding Shares or such securities or securities of such Subsidiary which are beneficially owned by an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder or (B) any securities of the Company or such Subsidiary that are convertible into or exchangeable for Common Shares or such securities of such  Subsidiary, that are directly or indirectly owned by an Interested Shareholder or any of its Affiliates or Associates; or

(vi)                              any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (i) through (v) above.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in The City of New York are required, permitted or authorized, by applicable law or executive order, to be closed for regular banking business.

“CAD Short-Fall” shall mean, as of any DBPA Determination Date, the amount, if any, by which (i) the Adjusted Distribution Base Amount as of such DBPA Determination Date, exceeds (ii) Available CAD as of such DBPA Determination Date; provided, that such amount shall not be less than zero.

“Capital Account” means, with respect to any Member, the Capital Account established and maintained for such Member by the Company in accordance with the following provisions:

(i)                                     to each Member’s Capital Account there shall be credited (A) such Member’s Capital Contributions (net of any liabilities relating to such Property), and (B) such Member’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Section 4.2;

(ii)                                  to each Member’s Capital Account there shall be debited (A) the amount of money and the Gross Asset Value of any Property distributed to such Member pursuant to any provision of this Agreement (net of any liabilities relating to such Property), and (B) such Member’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.2;

(iii)                               in the event Shares are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Shares; and

(iv)                              in determining the amount of any liability for purposes of subparagraphs (i) and (ii) above, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and the Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Board of Directors shall determine that it is prudent to modify the manner in which the Capital Accounts or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Members) are computed in order to comply with such Regulations, the Board of Directors may make such modification. The Board of Directors also shall (i) make any adjustments that are necessary or appropriate to maintain equality among the Capital Accounts of the Members and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

“Capital Contribution” shall mean with respect to any Member, the amount of money and any property (other than money) contributed to the Company with respect to any Shares of such Member.

“Certificate” or “Certificate of Formation” means the certificate of formation of the Company filed with the Secretary of State of the State of Delaware pursuant to the Act on December 26, 2006, as originally executed and amended, modified, supplemented or restated from time to time as the context requires.

“Certificate of Cancellation” means a certificate of cancellation of the Certificate filed in accordance with 6 Del. C. § 18-203.

“CFO Submission Date” has the meaning set forth in Section 5.2(c) hereof.

“Chairman” means the director designated or nominated and elected, as the case may be, as Chairman of the Board of Directors, in accordance with Section 6.9, with such powers and duties as are set forth in Section 6.10.

“Chief Accounting Officer” means the Chief Accounting Officer of the Company, including any interim Chief Accounting Officer of the Company, with such powers and duties as are set forth in Section 7.7.

“Chief Executive Officer” means the Chief Executive Officer of the Company, including any interim Chief Executive Officer of the Company, with such powers and duties as are set forth in Section 7.4.

“Chief Financial Officer” means the Chief Financial Officer of the Company, including any interim Chief Financial Officer of the Company, with such powers and duties as are set forth in Section 7.6.

“Code” means the United States Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of law in effect in the future.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Share Certificate” shall mean a certificate representing Common Shares in the form attached hereto as Exhibit A.

“Common Share Member” shall mean, as of any date, an Member holding Common Shares as of such date.

“Common Shares” shall mean the common shares of the Company.

“Company” means the limited liability company formed pursuant to the Initial Agreement and the Certificate, and continued pursuant to this Agreement.

“Company Minimum Gain” has the same meaning as the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

“Compensation Committee” means the Compensation Committee of the Board of Directors established pursuant to Section 6.19(a)(iii).

“Continuing Director” means (i) any director of the Company who (A) is neither the Interested Shareholder involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Shareholder, or a relative of any of the foregoing, and (B) was a member of the Board of Directors prior to the time that such Interested Shareholder became an Interested Shareholder, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

“Credit Agreement” means the Credit Agreement, to be dated as of the closing date of the IPO, as may be amended from time to time, to be entered into by and between the Company and the Borrower (as defined therein).

“Cumulative CAD” shall mean, as of any DBPA Determination Date, the aggregate of all Annual CADs with respect to each Fiscal Year, or portion thereof, from inception to and including such DBPA Determination Date.

“Cumulative Capital” shall mean, as of any date, the sum of (i) the Cumulative Invested Capital as of such date, minus (ii) the Cumulative Returned Capital as of such date.

“Cumulative Distribution Base Amount” shall mean, as of any DBPA Determination Date, the product of (i) the Cumulative Paid Distribution Amount as of such DBPA Determination Date, multiplied by (ii) 0.25.

“Cumulative Invested Capital” shall mean, as of any date, the aggregate Invested Capital received by the Company with respect to each sale by the Company of Common Shares from inception to and including such date.

“Cumulative Paid Distribution Amount” shall mean, as of any Profit Allocation Determination Date, the actual aggregate amount of all cash distributions paid by the Company with respect to the Common Shares from inception to and including such Profit Allocation Determination Date.

“Cumulative Required Distribution Amount” shall mean, as of any Profit Allocation Determination Date, the sum of the aggregate amount of all Annual Required Distribution Amounts calculated and determined with respect to each Fiscal Year, or portion thereof, from inception to and including such Profit Allocation Determination Date.

“Cumulative Returned Capital” shall mean, as of any date, the aggregate Returned Capital paid by the Company with respect to each purchase by the Company of Common Shares from inception to and including such date.

“Current Equity-Based Profit Allocation” shall mean, as of any EBPA Determination Date, (i) if the Deferral Account Starting Balance as of such EBPA Determination Date is a positive amount, then the product of (A) the Deferral Account Starting Balance as of such EBPA Determination Date, multiplied by (B) 1/3; or (ii) if the Deferral Account Starting Balance as of such EBPA Determination Date is a negative amount, then zero.

“DBPA Determination Date” shall mean December 31st of each year, commencing December 31, 2010.

“DBPA Payment Trigger Events” shall mean, as of any DBPA Determination Date, (i) the Cumulative Paid Distribution Amount as of such DBPA Determination Date equals or exceeds the Cumulative Required Distribution Amount as of such DBPA Determination Date, and (ii) Cumulative CAD as of such DBPA Determination Date exceeds the Allocated CAD as of such DBPA Determination Date.

“Debt” means (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by a note, bonds or other instruments, (ii) obligations as lessee under capital leases, (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby, (iv) any obligation under any interest rate swap agreement, (v) accounts payable, and (vi) obligations under direct or indirect guarantees of (including obligations, contingent or otherwise, to assure a creditor against loss in respect of) indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v) above; provided, that Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

“Deferral Account Ending Balance” shall mean, as of any EBPA Determination Date, the sum of (i) the Deferral Account Starting Balance as of such EBPA Determination Date, minus (ii) if the Current Equity-Based Profit Allocation as of such EBPA Determination Date is a positive amount, the Current Equity-Based Profit Allocation, if any, as of such EBPA Determination Date.

“Deferral Account Starting Balance” shall mean (i) with respect to the first EBPA Determination Date, the aggregate amount of Equity-Based Profit Allocation as of such EBPA Determination Date, and (ii) with respect to any EBPA Determination Date thereafter, the sum of (x) the Deferral Account Ending Balance as of the EBPA Determination Date immediately preceding such EBPA Determination Date, plus (y) the Equity-Based Profit Allocation as of such EBPA Determination Date.

“DGCL” means the Delaware General Corporation Law, 8 Del. C. §§ 101 et seq., as amended from time to time (or any corresponding provisions of succeeding law) and, for the avoidance of doubt, includes all applicable jurisprudence.

“Disapproval Date” has the meaning set forth in Section 5.2(c) hereof.

“Disinterested Director” means a director of the Company who is not and was not a party to the proceeding or matter in respect of which indemnification is sought by the claimant.

“Dissolution Event” has the meaning set forth in Section 14.1.

“Disputed Profit Distribution” has the meaning set forth in Section 5.2(c)(ii).

“Disputed Profit Distribution Submission Date” has the meaning set forth in Section 5.2(c) hereof.

“Distribution-Based Profit Allocation” shall mean, as of any DBPA Determination Date, the product of (i) the sum of (x) the Adjusted Distribution Base Amount as of such DBPA Determination Date, minus (y) the CAD Short-Fall, if any, as of such DBPA Determination Date, multiplied by (ii) 0.50 with respect to the first calculation of Distribution-Based Profit Allocation, 0.75 with respect to the second calculation of Distribution-Based Profit Allocation or 1.0 with respect to all other calculations of Distribution-Based Profit Allocation; provided, that such amount shall not be less than zero; provided, however, that if either of the DBPA Payment Trigger Events is not satisfied as of such DBPA Determination Date, then Distribution-Based Profit Allocation shall be zero as of such DBPA Determination Date.

“Distribution High Water Mark” shall mean, as of any DBPA Determination Date, the aggregate amount of all Distribution-Based Profit Allocations paid by the Company and received by the Allocation Member (in the form of cash or equity or debt securities of the Company) with respect to each Profit Allocation Determination Date prior to, but not including, such DBPA Determination Date.

“Distribution Short-Fall Amount” shall mean, as of any EBPA Determination Date, the amount, if any, by which (i) the Cumulative Required Distribution Amount as of such EBPA

Determination Date exceeds (ii) the Cumulative Paid Distribution Amount as of such EBPA Determination Date; provided, that such amount shall not be less than zero.

“EBPA Determination Date” shall mean December 31st of each year, commencing on December 31, 2010.

“Electronic Transmission” shall mean any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Engagement Date” has the meaning set forth in Section 5.2(d) hereof.

“Engagement Notice Date” has the meaning set forth in Section 5.2(d) hereof.

“Entire Board of Directors” has the meaning set forth in Section 6.18.

“Equity-Based Profit Allocation” shall mean, as of any EBPA Determination Date, the product of (i) the Market Capitalization Adjustment Amount as of such EBPA Determination Date, multiplied by (ii) 0.2.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date:

(i)                                     in the case of any equity securities, the average of the closing sale prices for such equity securities during the ten (10) Business Days immediately preceding such date:

(A)                              as reported in composite transactions by the Nasdaq Global Market;

(B)                                if such equity securities are not so reported by the Nasdaq Global Market, as reported in the composite transactions for the principal U.S. securities exchange on which such equity securities are so listed;

(C)                                if such equity securities are not so reported, the last quoted bid price for such equity securities, in the over-the-counter market as reported by the National Quotation Bureau or a similar organization; or

(ii)                                  if such equity securities are not so reported, quoted or listed, or in the case of any other Property, the Fair Market Value of such equity securities or such Property as of such date as determined by a majority of the Board of Directors in good faith; provided, that if the Manager shall dispute any such determination of Fair Market Value by the Board of Directors, Fair Market Value shall be determined instead by the investment banking or professional valuation firm selected by the Board of Directors from among no fewer than three qualified candidates provided by the Manager.

“Financial Statements” shall mean, with respect to any Fiscal Year, the audited consolidated financial statements of the Company with respect to such Fiscal Year, as prepared in accordance with GAAP.

“First Amended and Restated Operating Agreement” has the meaning set forth in the preamble to this Agreement.

“Fiscal Quarter” means the Company’s fiscal quarter for purposes of its reporting obligations under the Exchange Act.

“Fiscal Year” shall mean the Company’s Fiscal Year for purposes of its reporting obligations under the Exchange Act.

“Future Investments” means contractual commitments to invest represented by definitive agreements.

“GAAP” shall mean the generally accepted accounting principles in effect in the United States, consistently applied.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for U.S. Federal income tax purposes, except as follows:

(i)                                     the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Board of Directors;

(ii)                                  the Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Board of Directors as of the following times: (A) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company, including a distribution of Current Equity-Based Profit Allocation; (C) the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); or (D) upon the grant of an interest in the Company in consideration for the provision of services to or for the benefit of the Company; provided, that an adjustment described in clauses (A) and (B) of this subparagraph (ii) shall be made only if the Board of Directors reasonably determines that such adjustment is appropriate to reflect the relative economic interests of the Members in the Company;

(iii)                               the Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution, as determined by the Board of Directors; and

(iv)                              the Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)

and subparagraph (vi) of the definition of “Profits” and “Losses”; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv), such Gross Asset Value shall thereafter be adjusted by depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

“Independent Calculation” has the meaning set forth in Section 5.2(d) hereof.

“Independent Director” means a director who (i) (a) is not an officer or employee of the Company, or an officer, director or employee of any Subsidiary of the Company, (b) was not appointed as a director pursuant to the terms of any contractual agreement (other than this Agreement, the Initial Agreement, the First Amended and Restated Operating Agreement or the Second Amended and Restated Operating Agreement ) or other arrangement, and (c) is not affiliated with the Member or any of its Affiliates, and (ii) who satisfies the independence requirements under the Applicable Listing Rules as determined by the Board of Directors.

“Independently Calculated Profit Distribution” has the meaning set forth in Section 5.2(d) hereof.

“Initial Agreement” has the meaning set forth in the preamble to this Agreement.

“Initial Board” has the meaning set forth in Section 6.1 hereof.

“Initial Director” has the meaning set forth in Section 6.1 hereof.

“Initial Public Offering” or “IPO” shall mean the initial public offering of the Common Shares by the Company.

“Interest Expense” shall mean, with respect to any Fiscal Year, the aggregate amount of interest or other expenses of the Company with respect to Third-Party Indebtedness with respect to such Fiscal Year, as determined in accordance with GAAP and as reflected in the Company’s Financial Statements, or the notes relating thereto, with respect to such Fiscal Year.

“Interested Shareholder” means any Person (other than the Manager, the Members, the Company or any Subsidiary of the Company, any employee benefit plan maintained by the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

(i)                                     is, or was at any time within the three-year period immediately prior to the date in question, the Beneficial Owner of fifteen percent (15%) or more of the then Outstanding Common Shares and who did not become the Beneficial Owner of such amount of Common Shares pursuant to a transaction that was approved by the affirmative vote of a majority of the Entire Board of Directors; or

(ii)                                  is an assignee of, or has otherwise succeeded to, any Common Shares of which an Interested Shareholder was the Beneficial Owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

For the purpose of determining whether a Person is an Interested Shareholder, the Common Shares that may be issuable or exchangeable by the Company to the Interested Shareholder pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, shall be included, but not any other Common Shares that may be issuable or exchangeable by the Company pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, warrants or options, or otherwise, to any Person who is not the Interested Shareholder.

“Invested Capital” shall mean, with respect to any issuance of Common Shares by the Company on any date, the aggregate consideration or value for which such Common Shares were issued by the Company on such date with respect to such issuance of Common Shares.

“Lead Independent Director” means the Lead Independent Director of the Company, including any interim Lead Independent Director of the Company, with such powers and duties as are set forth in Section 6.11.

“Liquidation Period” has the meaning set forth in Section 14.7 hereof.

“Liquidator” means a Person appointed by the Board of Directors to oversee the winding up of the Company.

“Losses” has the meaning set forth in the definition of “Profits” and “Losses” below.

“Maintenance Capital Expenditures” shall mean, with respect to any Fiscal Year, the aggregate amount of expenses and expenditures related to repairs and maintenance of the Company’s or any of its Subsidiaries’ property, plant and equipment incurred as a liability of the Company or any of its Subsidiaries with respect to such Fiscal Year, which repairs and maintenance were made in the ordinary course of business for the primary purpose of restoring and maintaining capacity or production (as opposed to increasing capacity or production, reducing costs or increasing profitability), consistent with past practices or in accordance with regulatory requirements, taking into account advancements in technology and environmental considerations, and which expenditures are capitalized and reflected in the line item entitled “property, plant and equipment” (or any successor line item) of the Company’s Financial Statements.

“Management Services Agreement” means the Management Services Agreement, to be dated as of the closing date of the IPO, as may be amended from time to time, to be entered into by and between the Company and the Manager.

“Manager” means Atlas Industries Management LLC, and any successor thereto.

“Market Capitalization Adjustment Amount” shall mean, as of any EBPA Determination Date, the sum of (x) the Average Year End Market Capitalization as of such EBPA Determination Date, minus (y) the Market Capitalization Benchmark as of such EBPA Determination Date.

“Market Capitalization Benchmark” shall mean, as of any EBPA Determination Date, (i) with respect to the first EBPA Determination Date for which Equity-Based Profit Allocation is calculated and determined, the sum of (x) the Cumulative Capital as of such EBPA Determination Date, plus (y) the Distribution Short-Fall Amount, if any, as of such EBPA Determination Date, and (ii) with respect to any subsequent EBPA Determination Date for which Equity-Based Profit Allocation is determined, the sum of (x) the Cumulative Capital as of such EBPA Determination Date, plus (y) the Distribution Short-Fall Amount as of such EBPA Determination Date, plus (z) the sum of all Market Capitalization Adjustment Amounts calculated and determined with respect to each EBPA Determination Date occurring prior to, but not including, such EBPA Determination Date.

“Market Value” means, as of any date, the product of (1) the average number of Common Shares issued and Outstanding, other than treasury shares, during the last fifteen (15) Business Days of the most recently completed Fiscal Quarter as of such date multiplied by (2) the volume weighted average trading price per Common Share, as determined by reference to the relevant securities exchange identified in clause (i) of the definition of Fair Market Value, over such fifteen (15) Business Days.

“Member” means, as of any date, any holder of Common Shares or Allocation Shares, as of such date, or, to the extent appropriate in the context of a tax provision, the Person who is treated as the owner of Shares for income tax purposes.

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

“Nasdaq Global Market” means the Nasdaq Global Market or any successor thereto.

“National Securities Exchange” means an exchange registered with the Commission under Section 6(a) of the Exchange Act.

“Net Investment Value” means, as of any date, the sum of:

(i)                                     the Market Value as of such date; plus

(ii)                                  the amount of any borrowings (other than intercompany borrowings) of the Company and its Subsidiaries (but not including borrowings on behalf of any Subsidiary of such Subsidiaries) as of such date; plus

(iii)                               the value of Future Investments of the Company and/or any of its Subsidiaries other than cash or cash equivalents, as calculated by the Manager and approved by a majority of the Continuing Directors as of such date; provided, that such Future Investments have not been outstanding for more than two consecutive full Fiscal Quarters as of such date; less

(iv)                              the aggregate amount held by the Company and its Subsidiaries in cash or cash equivalents (but not including cash or cash equivalents held specifically for the benefit of any Subsidiary of such Subsidiaries) as of such date.

“Nominating and Governance Committee” means the Nominating and Governance Committee of the Board of Directors established pursuant to Section 6.19(a)(i).

“Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

“Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

“Outstanding” shall mean, as of any date, with respect to any security theretofore issued by the Company, except (i) such securities as represented by certificates or electronic positions evidencing such securities that have been canceled or delivered for cancellation, and (ii) such securities as represented by certificates or electronic positions that have been exchanged for or in lieu of which other securities have been executed and delivered.

“Person” shall mean any individual, partnership (whether general or limited), limited liability company, corporation, trust, estate, association, nominee or other entity.

“President” means the President of the Company, including any interim President of the Company, with such powers and duties as are set forth in Section 7.5.

“Profit Allocation Calculation Date” shall mean, with respect to any Fiscal Year, the date upon which Financial Statements of the Company with respect to such Fiscal Year shall be first filed with the Commission, commencing with the Fiscal Year ended December 31, 2010.

“Profit Allocation Determination Date” shall mean, with respect to any Profit Allocation Calculation Date, each DBPA Determination Date and each EBPA Determination Date, in each case, immediately preceding such Profit Allocation Calculation Date.

“Profit Allocation Payment Date” shall mean, with respect to any Profit Allocation Calculation Date, the fifth (5th) Business Day following such Profit Allocation Calculation Date.

“Profit Distribution” shall mean, with respect to any Profit Allocation Calculation Date, the Approved Profit Distribution with respect to such Profit Allocation Calculation Date, which is approved or deemed approved in accordance with Sections 5.2(c) or (d) hereof.

“Profit Distribution Amount” shall mean, as of any Profit Allocation Determination Date, the sum of (i) the aggregate amount of Current Equity-Based Profit Allocation as of such Profit Allocation Determination Date, plus (ii) the aggregate amount of Distribution-Based Profit Allocation as of such Profit Allocation Determination Date.

“Profits” and “Losses” mean, for each Allocation Year, an amount equal to the Company’s taxable income or loss for such Allocation Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication):

(i)                                     any income of the Company that is exempt from U.S. Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss;

(ii)                                  any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss;

(iii)                               in the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses;

(iv)                              gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for U.S. Federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value;

(v)                                 to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and

(vi)                              notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.2 shall not be taken into account in computing Profits or Losses.

The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 4.2 shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (v) above.

“Property” means all real and personal property acquired by the Company, including cash, and any improvements thereto, and shall include both tangible and intangible property.

“Record Holder” or “holder” means (a) with respect to any Common Shares, the Person in whose name such Shares are registered on the books of the Transfer Agent as of the opening of business on a particular Business Day, and (b) with respect to any Shares of any other class, the Person in whose name such Shares are registered on the books that the Company has caused to be kept as of the opening of business on such Business Day.

“Register” has the meaning set forth in Section 3.5 hereof.

“Registration Statement” means the Company’s Registration Statement on Form S-1 (file no. 333-142625), as amended, filed with the Commission.

“Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations are amended from time to time.

“Regulatory Allocations” has the meaning set forth in Section 4.3 hereof.

“Repurchase Date” has the meaning set forth in Section 3.6(b) hereof.

“Returned Capital” shall mean, with respect to any purchase or other acquisition of Common Shares by the Company on any date, the product of (i) the aggregate number of such Common Shares so purchased or otherwise acquired on such date, multiplied by (ii) the Basis as of such date.

“Rules and Regulations” means the rules and regulations promulgated under the Exchange Act or the Securities Act.

“Sale Event” means, with respect to any Subsidiary, the sale of a material amount, as determined by the Allocation Member and consented to by a majority of the Board of Directors, such consent not to be unreasonably withheld, conditioned or delayed, of the capital stock or assets of such Subsidiary or a Subsidiary of such Subsidiary.

“Second Amended and Restated Operating Agreement” has the meaning set forth in the preamble to this Agreement.

“Secretary” means the Secretary of the Company, with such powers and duties as set forth in Section 7.8.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” shall mean any of the Common Shares or Allocation Shares.

“Sublicense Agreement” means the Sublicense Agreement, dated as of the closing date of the IPO, as may be amended from time to time, entered into by and between the Company and the Manager.

“Subsidiary” shall mean, with respect to the Company, any entity of which the Company owns more than 50% of the voting interests therein.

“Substitute Member” means a Person who is admitted as a Member of the Company pursuant to Section 3.5 as a result of a transfer of Shares to such Person.

“Supplemental Put Agreement” means the Supplemental Put Agreement, to be dated as of the closing date of the IPO, as may be amended from time to time, to be entered into by and between the Company and the Allocation Member.

“Tax Distribution” has the meaning set forth in Section 5.2(h) hereof.

“Tax Distribution Payment Date” has the meaning set forth in Section 5.2(h) hereof.

“Tax Matters Member” has the meaning set forth in Section 11.4.

“Third-Party Indebtedness” shall mean any indebtedness of the Company owed to any Person that is not Affiliated with the Company.

“Total Adjusted Capital” shall mean, as of the last day of any Fiscal Year, (i) with respect to the Fiscal Year in which the IPO is consummated, the sum of (x) the aggregate Averaged Invested Capital received by the Company from inception of the Company to, and including, the last day of the Fiscal Year in which the IPO is consummated, minus (y) the aggregate Averaged Returned Capital paid by the Company with respect to each purchase of Common Shares by the Company from inception of the Company to, and including, the last day of the Fiscal Year in which the IPO is consummated, and (ii) with respect to any other Fiscal Year, the sum of (x) the Cumulative Capital as of the last day of the immediately preceding Fiscal Year, plus (y) the aggregate Averaged Invested Capital received by the Company with respect to each sale of Common Shares by the Company from, but excluding, the last day of the immediately preceding Fiscal Year to and including the last day of such Fiscal Year, minus (z) the absolute amount of the aggregate Averaged Returned Capital paid by the Company with respect to each purchase of Common Shares by the Company from, but excluding, the last day of the immediately preceding Fiscal Year to and including the last day of such Fiscal Year.

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecate or otherwise dispose of.

“Transfer Agent” means, with respect to the Shares, The Bank of New York Mellon or any successor(s) thereto.

“Transaction Documents” means the Management Services Agreements, the Supplemental Put Agreement, the Credit Agreement, the Underwriting Agreement, and all documents and certificates contemplated thereby or delivered in connection therewith.

“Underwriting Agreement” means the Underwriting Agreement, to be dated as of the closing date of the IPO, to be entered into by and among the Company, the Manager, Ferris, Baker Watts, Incorporated, and the other parties thereto.

ARTICLE III

MEMBERS, INTERESTS; CAPITAL CONTRIBUTIONS

Section 3.1                                      Members.

(a)                                  A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of Article IV hereof. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Share.

(b)                                 The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company or the Transfer Agent. The Secretary of the Company shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c)                                  Except as otherwise provided in the Act, the Debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the Debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such Debt, obligation or liability of the Company solely by reason of being a Member of the Company.

(d)                                 Subject to Articles IX and X, Members may not be expelled from or removed as Members of the Company. Members shall not have any right to resign from the Company; provided, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a Member of the Company with respect to the Shares so transferred.

(e)                                  Except to the extent expressly provided in this Agreement: (i) no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution of the Company may be considered as such by law and then only to the extent provided for in this Agreement; (ii) no interest shall be paid by the Company on Capital Contributions; and (iii) no Member, in its capacity as such, shall participate in the operation or management of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f)                                    Any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

Section 3.2                                      Interests. The Company shall be authorized to issue two classes of limited liability company interests, consisting of:

(a)                                  Common Shares. The Company and the Board of Directors, by resolution on behalf of the Company, are initially authorized to issue up to one billion (1,000,000,000) Common Shares in one or more series. The aggregate number of Common Shares that are authorized may be increased from time to time by an amendment to this Agreement upon the adoption of a resolution by the affirmative vote of at least a majority of the Entire Board of Directors declaring such amendment to be advisable and the approval of such amendment by the affirmative vote of the holders of a majority of the Common Shares then Outstanding present in person or represented by proxy at a meeting of the Members. Each Member holding a Common Share shall have all the rights, privileges and obligations set forth herein pertaining to holders of Common Shares, and shall have one vote per Common Share in accordance with the terms of this Agreement. The Common Shares shall be certificated in the form of a Common Share Certificate or represented by electronic book-entry.

(b)                                 Allocation Shares.

(i)                                     Generally. The Company is authorized to issue one thousand (1,000) Allocation Shares. As of the date hereof, all one thousand (1,000) Allocation Shares have been or are hereby issued to the Allocation Member. Each Member holding an Allocation Share shall have all the rights, privileges and obligations set forth herein pertaining to holders of Allocation Shares. The Allocation Shares shall be certificated in the form of an Allocation Share Certificate. The holders of Allocation Shares shall not be entitled to vote with respect to any issue relating to the Company notwithstanding the Act or other applicable law, except as provided in Article X (in which case, the holders of Allocation Shares shall have one vote per Allocation Share). For the avoidance of doubt, the parties intend that the Manager not be a “manager” within the meaning of Section 18-402 of the Act.

(ii)                                  Restrictions on Transfer of Allocation Shares. Until such time as the Management Services Agreement is terminated, the Manager (or any Allocation Member holding Allocation Shares in accordance with this Section 3.2(b)) to the fullest extent permitted by law shall not be permitted to transfer, and the Company shall not recognize any purported transfer of, or in any respect treat any purported transferee as the owner of, any Allocation Shares held by the Allocation Member; provided, that any Allocation Member may transfer Allocation Shares to any Affiliate of the Allocation Member, and any Allocation Shares so transferred shall remain subject to the restrictions of this Section 3.2(b)(ii) in the hands of such permitted transferee.

(c)                                  All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Shares in the Company, except to the extent otherwise provided in the Act or this Agreement.

Section 3.3                                      Authorization to Issue Common Shares. The Company may issue Common Shares, and options, units, rights, warrants and appreciation rights relating to Common Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Board of Directors shall determine, all without the approval of any Members, unless such approval is required by applicable law. Each Share shall have the rights and be governed by the provisions set forth in this Agreement. Except to the extent expressly provided in this Agreement, no Shares shall entitle any Member to any preemptive, preferential, or similar rights with respect to the issuance of Shares.

Section 3.4                                      Common Share Certificates; Admission of Additional Members. Upon the Company’s issuance of Common Shares to any Person, the Company shall issue one or more Common Share Certificates in the name of such Person evidencing the number of such Common Shares being so issued and representing the number of Common Shares held by such holder of record. Any Common Share Certificates of the Company to be issued shall be issued under the seal of the Company, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Company as they are issued. If and when issued, each Common Share Certificate shall bear a serial number, shall exhibit the holder’s name and the number of Common Shares evidenced thereby and shall be signed by the Chief Executive Officer or the President. No Common Share Certificate representing Common Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent; provided, however, that if the Board of Directors elects to issue Common Shares in global form, the Common Share Certificates representing Common Shares shall be valid upon receipt of a certificate from the Transfer Agent certifying that the Common Shares have been duly registered in accordance with the directions of the Company. Any or all of the signatures on the Common Share Certificates may be facsimiles. If any officer or Transfer Agent who has signed or whose facsimile signature has been placed upon a Common Share Certificate shall have ceased to be such officer or Transfer Agent before such Common Share Certificate is issued, the Common Share Certificate may be issued by the Company with the same effect as if such Person or entity were such officer or Transfer Agent at the date of issue.

Section 3.5                                      Registration and Transfer of Shares.

(a)                                  The term “transfer,” when used in this Agreement with respect to a Common Share, shall be deemed to refer to a transaction by which the Record Holder of a Share assigns such Common Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage.

(b)                                 The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Common Shares (the “Register”). From the time of the closing of the Initial Public Offering, the Company shall retain the Transfer Agent to maintain the Register, the Transfer Agent, in such capacity shall be known as the Registrar, and cause such Registrar to register thereon any transfer of Common Share Certificates. Upon surrender of a Common Share Certificate for registration of transfer of any Common Shares evidenced by a Common Share Certificate, the appropriate officers of the Company shall execute and deliver, and the Transfer Agent shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Common Share Certificates evidencing the same aggregate number and type of Common Shares as were evidenced by the Common Share

Certificate so surrendered, provided that a transferor shall provide the address and facsimile number for each such transferee as contemplated by Section 15.1.

(c)                                  The Company shall not recognize any transfer of Common Shares until the Common Share Certificates evidencing such Common Shares are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Common Share Certificates, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(d)                                 By acceptance of the transfer of any Common Share, each transferee of a Common Share (including any nominee holder or an agent or representative acquiring such Common Shares for the account of another Person) (i) shall be admitted to the Company as a Substitute Member with respect to the Common Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company, (ii) shall be deemed to agree to be bound by the terms of this Agreement, (iii) shall become the Record Holder of the Common Shares so transferred, (iv) grants powers of attorney to the Chief Executive Officer, the President and any Liquidator of the Company, as specified herein, and (v) makes the consents and waivers contained in this Agreement. The transfer of any Common Shares and the admission of any new Member shall not constitute an amendment to this Agreement.

Nothing contained in this Agreement shall preclude the settlement of any transactions involving Common Shares entered into through the facilities of any National Securities Exchange on which such Common Shares are listed for trading.

Section 3.6                                      Repurchase of Common Shares by the Company.

(a)                                  The Board of Directors shall have authority to cause the Company to conduct a capital reduction, including the repurchase of any number of issued and Outstanding Common Shares; provided, however, that the Company shall not purchase or redeem its Common Shares for cash or other property if any such purchase or redemption would be inconsistent with the requirements of Section 18-607 or Section 18-804 of the Act.

(b)                                 In the event the Board of Directors determines that the Company shall make an offer to repurchase any number of issued and Outstanding Common Shares, the Board of Directors shall deliver to the Transfer Agent notice of such offer to repurchase indicating the repurchase price and the date of repurchase (the “Repurchase Date”) and shall cause the Transfer Agent to mail a copy of such notice to the Members and holders of Common Shares, as the case may be, at least thirty (30) days prior to the Repurchase Date. Any Common Shares tendered and repurchased by the Company, in accordance with this Section 3.6, shall be deemed to be authorized and issued, but not Outstanding and, may subsequently be sold or Transferred for due consideration.

Section 3.7                                      Mutilated, Lost, Destroyed or Stolen Certificates. If any mutilated Common Share Certificate is surrendered to the Transfer Agent, the appropriate officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Common Share Certificate evidencing the same number and class or series of Shares as the Common Share Certificate so surrendered. The appropriate officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Common Share Certificate in place of any Common Share Certificate previously issued if the Record Holder of the Common Share Certificate: (i) makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Common Share Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Common Share Certificate before the Company has notice that the Common Share Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Common Share Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he has notice of the loss, destruction or theft of a Common Share Certificate, and a transfer of the Shares represented by the Common Share Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Common Share Certificate. As a condition to the issuance of any new Common Share Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 3.8                                      Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation, guideline or requirement of any National Securities Exchange on which such Shares are listed for trading. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

ARTICLE IV

ALLOCATIONS

Section 4.1                                      General Allocations. Except as otherwise provided in this Agreement, Profits, Losses and, to the extent necessary, individual items of income, gain, loss or deduction, of the Company shall be allocated among the Members in a manner such that, after giving effect to the special allocations set forth in Section 4.2, the Capital Account of each Member, immediately after making such allocation, is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member pursuant to Section 14.2 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied, and the net assets of the Company were distributed in accordance with Section 14.2 to the Members immediately after making such allocation.

Section 4.2                                      Regulatory Allocations. The following allocations shall be made in the following order:

(a)                                  Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article IV, if there is a net decrease in Company Minimum Gain during any Allocation Year, each Member shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g) and (h). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 4.2(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

(b)                                 Member Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article IV, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Allocation Year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Member’s share of the net decrease in Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 4.2(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

(c)                                  Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible; provided, that an allocation pursuant to this Section 4.2(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.2(c) were not in this Agreement.

(d)                                 Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Members in the manner elected by the Board of Directors in conformity with the provisions of Regulations 1.704-2, and in the absence of such an election, to the Members in proportion to Common Shares.

(e)                                  Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(f)                                    Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b), is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies or to the Member to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(g)                                 Loss Limitation. Losses allocated pursuant to Section 4.1 shall not exceed the maximum amount of Losses that can be allocated without causing any Member to have an Adjusted Capital Account Deficit at the end of any Allocation Year. In the event some but not all of the Members would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 4.1, the limitation set forth in this Section 4.2(g) shall be applied on a Member-by-Member basis, and Losses not allocable to any Member as a result of such limitation shall be allocated to the other Members in accordance with the positive balances in such Members’ Capital Accounts so as to allocate the maximum permissible Losses to each Member under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

Section 4.3                                      Curative Allocations. The allocations set forth in Section 4.2 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 4.3. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the Board of Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 4.1.

Section 4.4                                      Tax Allocations. For income tax purposes only, each item of income, gain, loss and deduction of the Company shall be allocated among the Members in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated under the foregoing sections of this Article IV. In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the

Members so as to take account of any variation between the adjusted basis of such Property to the Company for U.S. Federal income tax purposes and its initial Gross Asset Value (computed in accordance with the definition of Gross Asset Value) using a method, selected in the discretion of the Board of Directors in accordance with Section 1.704-3 of the Regulations. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for U.S. Federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder.

Section 4.5             Allocation Among Members.  Profits, Losses, each item thereof and all other items attributable to Shares for any Allocation Year shall, for U.S. federal income tax purposes, be determined on an annual basis and allocated among the Members in the manner determined by the Board of Directors to be appropriate to reflect the relative economic interests of the Members in the Company.

Section 4.6             Revision of Allocation Provisions. The Board of Directors may vary the allocation  provisions set forth in this Article IV in order to address changes in applicable provisions of the Code or Regulations or interpretations thereof.

ARTICLE V

DISTRIBUTIONS

Section 5.1                                      Distributions to Members. Except as otherwise provided in Section 5.3 and Article VIII, the Board of Directors may, in its sole discretion and at any time, declare and pay distributions with respect to the Common Shares then Outstanding to the Members, as of any record date established by the Board of Directors with respect to such distributions.

Section 5.2                                      Distributions to the Allocation Member.

(a)                                  In General. Except as otherwise provided in Section 5.3 and Article VIII and subject to the other terms and conditions set forth in this Section 5.2, for so long as the Allocation Shares are Outstanding (i) the Administrator shall calculate (x) the Profit Distribution Amount, and the components thereof, in accordance with Section 5.2(b) hereof and (y) Tax Distributions, and the components thereof, in accordance with Section 5.2(i) hereof and (ii) the Company shall pay (x) Profit Distributions in accordance with Section 5.2(e) hereof and (y) Tax Distributions in accordance with Section 5.2(h) hereof.

(b)                                 Calculation of Profit Distribution Amount Upon Trigger Event. Subject to Section 5.2(g), on or promptly following each Profit Allocation Calculation Date with respect to each Fiscal Year, the Administrator shall:

(i)                                     calculate the Profit Distribution Amount as of the Profit Allocation Determination Date with respect to such Profit Allocation Calculation Date; and

(ii)                                  adjust such Profit Distribution Amount (as adjusted, the “Adjusted Profit Distribution Amount”) so calculated with respect to such Profit Allocation Calculation Date, on a dollar-for-dollar basis, by reducing such Profit Distribution Amount by the aggregate amount of any Tax Distributions, if any, that were previously received by the Allocation Member on any Tax Distribution Payment Date occurring prior to such Profit Allocation Calculation Date, to the extent that all or any portion of such amount of Tax Distributions have not been previously applied towards a reduction of Profit Distribution Amount in accordance with this Section 5.2(b).

(c)                                  Review and Approval of Adjusted Profit Distribution Amount. Subject to Section 5.2(d) hereof, upon the Administrator’s calculation of Adjusted Profit Distribution Amount pursuant to Section 5.2(b) hereof (such calculation of the Adjusted Profit Distribution

Amount by the Administrator, the “Administrator’s Calculation”), the Administrator shall, if the Administrator’s calculation results in a determination of a Profit Distribution to be paid to the Allocation Member, promptly submit the Administrator’s Calculation, in writing, of the Adjusted Profit Distribution Amount to the Company’s Chief Financial Officer (such date of submission, the “Administrator Submission Date”) who shall, thereafter, promptly review the Administrator’s Calculation of the Adjusted Profit Distribution Amount and identify any disagreements he/she may have relating thereto. Five (5) Business Days following the Administrator Submission Date, the Chief Financial Officer shall submit (such date of submission, the “CFO Submission Date”), whether or not reviewed by the Chief Financial Officer by such date, the Administrator’s Calculation of the Adjusted Profit Distribution Amount to the Audit Committee together with the results or report of the Chief Financial Officer relating thereto, in each case, in sufficient detail to permit a prompt review and approval by the Audit Committee; provided, that:

(i)                                     If the Audit Committee fails to or otherwise does not take any action with respect to the Administrator’s Calculation of Adjusted Profit Distribution Amount, then the Administrator’s Calculation of the Adjusted Profit Distribution Amount shall be deemed approved by the Audit Committee on the tenth (10th) Business Day after the CFO Submission Date (such approved Adjusted Profit Distribution Amount, as well as any amounts deemed to be Approved Profit Distributions pursuant to this Sections 5.2(c) or 5.2(d) hereof, the “Approved Profit Distribution”); or

(ii)                                  If the Audit Committee, by resolution, rejects or otherwise disapproves of the Administrator’s Calculation of the Adjusted Profit Distribution Amount within ten (10) Business Days of the CFO Submission Date (such date of rejection or other disapproval, the “Disapproval Date”), then, within ten (10) Business Days of the Disapproval Date, the Audit Committee shall calculate, or cause the calculation of, the Adjusted Profit Distribution Amount as of the relevant Profit Allocation Determination Date underlying the Administrator’s Calculation made pursuant to Section 5.2(b) hereof, which calculation shall be made in accordance with this Section 5.2 (such calculation of the Adjusted Profit Distribution Amount by the Audit Committee, the “Audit Committee’s Calculation”), and submit, in writing, the Audit Committee’s Calculation of the Adjusted Profit Distribution Amount (the “Disputed Profit Distribution”) to the Administrator in sufficient detail to permit a prompt review by the Administrator (such date of submission, the “Disputed Profit Distribution Submission Date”);

provided, further, that:

(iii)                               If the Audit Committee fails to submit an Audit Committee’s Calculation of the Adjusted Profit Distribution Amount to the Administrator by the tenth (10th) Business Day after the Disapproval Date, then the Administrator’s Calculation of the Adjusted Profit Distribution Amount pursuant to Section 5.2(b) hereof shall be deemed an Approved Profit Distribution on such tenth (10th) Business Day; or

(iv)                              If the Audit Committee submits the Audit Committee’s Calculation of the Adjusted Profit Distribution Amount to the Administrator and the Administrator fails to reject or otherwise disagree with the Audit Committee’s Calculation of the Adjusted Profit

Distribution Amount by the tenth (10th) Business Day after the Disputed Profit Distribution Submission Date, then the Audit Committee’s Calculation of the Adjusted Profit Distribution Amount calculated pursuant to Section 5.2(c)(ii) hereof shall be deemed an Approved Profit Distribution on such tenth (10th) Business Day.

(d)                                 Dispute Resolution Process.

(i)                                     Notice and Engagement of Independent Accounting Firm; Failure to Engage. Subject to Section 5.2(d)(ii) hereof, if (x) the Audit Committee submits the Audit Committee’s Calculation of the Adjusted Profit Distribution Amount to the Administrator pursuant to Section 5.2(c) hereof and (y) the Administrator rejects or otherwise disagrees with the Audit Committee’s Calculation of the Adjusted Profit Distribution Amount within ten (10) Business Days of the Disputed Profit Distribution Submission Date, then the Administrator shall have the right, pursuant to a written notice delivered to the Audit Committee by the tenth (10th) Business Day of the Disputed Profit Distribution Submission Date (such date of delivery, the “Engagement Notice Date”), to direct the Audit Committee to engage, at the Company’s sole cost and expense, an independent accounting firm to calculate the Adjusted Profit Distribution Amount as of the relevant Profit Allocation Determination Date underlying the Administrator’s Calculation of the Adjusted Profit Distribution Amount made pursuant to Section 5.2(b) hereof, which calculation shall be made in accordance with this Section 5.2 (such calculation of the Adjusted Profit Distribution Amount by the independent accounting firm, the “Independent Calculation”); provided, that such notice from the Administrator shall state any points of disagreement with the Audit Committee’s Calculation of the Adjusted Profit Distribution Amount and shall designate no fewer than three independent accounting firms to calculate the Adjusted Profit Distribution Amount as of the relevant Profit Allocation Determination Date; provided, further, that if the Audit Committee fails to engage one of the designated independent accounting firms by the tenth (10th) Business Day after the Engagement Notice Date, then the Administrator’s Calculation of the Adjusted Profit Distribution Amount made pursuant to Section 5.2(b) hereof shall be deemed an Approved Profit Distribution on such tenth (10th) Business Day.

(ii)                                  Independent Accounting Firm Delivery; Failure to Deliver. The Audit Committee shall (A) direct the designated independent accounting firm to deliver the Independent Calculation of the Adjusted Profit Distribution Amount within twenty (20) Business Days of its engagement (such date of engagement, the “Engagement Date”) to both the Administrator and the Audit Committee at the same time, and (B) instruct the independent accounting firm that, in making its calculation of the Adjusted Profit Distribution Amount, it shall (x) review and consider any documentation submitted by the Administrator and the Audit Committee, including any results or report of the Chief Financial Officer, in support of their respective calculations or review of the Adjusted Profit Distribution Amount, and (y) be based on the most recently available audited annual consolidated financial statements of the Company as of the relevant Profit Allocation Determination Date; provided, that if (A) the independent accounting firm so engaged fails to deliver the Independent Calculation of the Adjusted Profit Distribution Amount by the twentieth (20th) Business Day after the Engagement Date, then the Administrator’s Calculation of the Adjusted Profit Distribution Amount pursuant to Section 5.2(b) hereof shall be deemed an Approved Profit Distribution on such twentieth (20th) Business Day, and (B) the independent accounting firm so engaged delivers the Independent Calculation of the Adjusted Profit Distribution Amount (as calculated, the “Independently Calculated Profit Distribution”), then the Independent Calculation of the Adjusted Profit Distribution Amount pursuant to this Section 5.2(d) shall be deemed an Approved Profit Distribution on such date of delivery.

(iii)                               The Independent Calculation of the Adjusted Profit Distribution Amount shall be final, conclusive and binding on the Administrator, the Audit Committee, the Company, the Allocation Member and any other Person for all purposes hereunder. For the avoidance of doubt, notwithstanding anything else to the contrary herein, if the Independent Calculation of Adjusted Profit Distribution Amount with respect to any Profit Allocation Calculation Date results in a determination that Profit Distribution is not payable to the Allocation Member with respect to such Profit Allocation Calculation Date, then the Approved Profit Distribution with respect to such Profit Allocation Calculation Date shall be zero for all purposes hereunder and no adjustments or modifications shall be made or given effect with respect to any of the components of Profit Distribution Amount with respect to such Profit Allocation Calculation Date.

(e)                                  Payment of Profit Distributions.

(i)                                     Subject to Section 5.2(e)(ii) hereof, on each Profit Allocation Payment Date with respect to any Profit Allocation Calculation Date, the Company shall pay an amount equal to the Profit Distribution with respect to such Profit Allocation Calculation Date to the Allocation Member. Subject to Section 5.2(e)(ii) hereof, any Profit Distributions payable in cash shall be due and payable on the applicable Profit Allocation Payment Date by the Company, in arrears, in immediately available funds by wire transfer to an account designated by the Allocation Member from time to time.

(ii)                                  On any Profit Allocation Payment Date, the Company shall be permitted, upon determination by a majority of the Board of Directors, to pay all or any portion of the amount of the Profit Distribution then due and payable by the Company in the form of Common Shares or notes of the Company; provided, that (i) if the Board of Directors determines to pay any amount of the Profit Distribution then due and payable by the Company in the form of Common Shares, then the Company shall issue as payment to the Allocation Member that number of Common Shares equal to the result of (x) the amount of the Profit Distribution so determined by the Board of Directors to be paid in the form of Common Shares, divided by (y) the closing price of the Common Shares on, first, the Nasdaq Global Market, or, second, other securities exchange or service on which the Common Shares are then listed or quoted on the Profit Allocation Calculation Date relating to such payment of Profit Distribution; provided, that any fractional share resulting therefrom shall not be issued and the amount of Profit Distribution represented by such fractional interest shall be considered paid and otherwise not be payable by the Company, and (ii) as of any date, notwithstanding anything else to the contrary herein, the Company may not issue more than thirty percent (30%) of the aggregate number of the Company’s then authorized Common Shares to the Allocation Member pursuant to this Section 5.2(e)(ii); provided, further, that if the Board of Directors determines to pay any amount of the Profit Distribution then due and payable by the Company in the form of notes of the Company, then the terms of such notes shall be on market terms then prevailing, as mutually agreed to by the Allocation Member.

(f)                                    Reserved.

(g)                                 Other. The calculation to be made by any Person hereunder of any Profit Distribution or Adjusted Profit Distribution Amount, in each case, as of any Profit Allocation Calculation Date, shall be based on Financial Statements of the Company underlying such calculation of Profit Distribution. For all purposes hereunder, the Profit Distribution with respect to any Profit Allocation Determination Date shall mean one of the following, in the following order: (x) the Independently Calculated Profit Distribution with respect to such Profit Allocation Determination Date, (y) if no Independently Calculated Profit Distribution was calculated with respect to such Profit Allocation Determination Date, the Approved Profit Distribution with respect to such Profit Allocation Determination Date, and (z) if no Approved Profit Distribution or Independently Calculated Profit Distribution, in each case, was calculated with respect to such Profit Allocation Determination Date (i.e., if the Profit Distribution Amount calculated by the Administrator with respect to such Profit Allocation Determination Date was not approved, automatically or otherwise, or the Administrator did not disagree with the Audit Committee’s Calculation of Disputed Profit Distribution with respect to such Profit Allocation Determination Date), the Disputed Profit Distribution with respect to such Profit Allocation Determination Date.

(h)                                 Payment of Tax Distributions. With respect to any calendar year in which the Allocation Member shall be allocated income pursuant to Article IV, but with respect to which the Allocation Member has not, prior to April 15 of the following year, received Profit Distributions from the Company pursuant to Section 5.2(e) in amounts at least equal to the Allocation Member’s tax liability arising from allocations of income hereunder to the Allocation Member with respect to such calendar year, the Company shall make a distribution to the Allocation Member in an amount calculated in accordance with Section 5.2(i) (the “Tax Distribution”) by April 15 of such following year (such date of payment, the “Tax Distribution Payment Date”).

(i)                                     Calculation of Tax Distributions. The amount of Tax Distributions to be paid on any Tax Distribution Payment Date pursuant to Section 5.2(h) shall be calculated as if the items of income, gain, deduction, loss and credit in respect of the Company were the only such items entering into the computation of tax liability of the Allocation Member for the calendar year and as if the Allocation Member were subject to tax at the highest marginal effective rate of Federal, state and local income tax applicable to an individual resident in New York City, taking account of any difference in rates applicable to ordinary income and long terms capital gains and any allowable deductions in respect of such state and local taxes in computing the Allocation Member’s liability for Federal income taxes.

(j)                                     Books and Records. The Administrator shall maintain cumulative books and records with respect to the details of any calculations made pursuant to this Section 5.2, which records shall be available for inspection and reproduction at any time upon request by the Board of Directors and the Allocation Member.

(k)                                  Sufficient Liquidity. Subject to Section 5.2(e)(ii) hereof, if the Company does not have sufficient liquid assets to pay the entire amount of Profit Distributions and/or Tax Distributions, including any accrued and unpaid Profit Distributions and/or Tax Distributions to date, on any applicable Profit Allocation Payment Date, the Company shall liquidate assets or incur indebtedness in order to pay such Profit Distribution and/or Tax Distribution, as the case may be, in full on such Profit Allocation Payment Date.

Section 5.3                                      Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, dividend or other distribution or allocation to the Company or the Members shall be treated as amounts paid to the Members with respect to which such amounts were withheld pursuant to this Section 5.3 for all purposes under this Agreement. The Company is authorized to withhold from payments or with respect to allocations to the Members, and to pay over to any U.S. Federal, state and local government or any foreign government, any amounts required to be so withheld pursuant to the Code or any provisions of any other U.S. Federal, state or local law or any foreign law, and shall allocate any such amounts to the Members with respect to which such amounts were withheld.

Section 5.4                                      Limitations on Dividends and Distributions.

(a)                                  The Company shall pay no distributions to the Members except as provided in this Article V, Article VIII and Article XIV.

Section 5.5                                      Notwithstanding anything to the contrary contained in this Agreement, a Member may not receive, and the Company, and Board of Directors on behalf of the Company may not make, distributions from the Company to the extent such distribution is inconsistent with, or in violation of, the Act or any provision of this Agreement.

ARTICLE VI

BOARD OF DIRECTORS

Section 6.1                                      Initial Board. The initial Board of Directors is comprised of the eight (8) following individuals: Andrew M. Bursky, Arnold W. Donald, Timothy J. Fazio, Richard C. Gozon, Barbra S. Thomas, David I. J. Wang, Ronald C. Whitaker, John S. Wolf (each, an “Initial Director” and, collectively, the “Initial Board”). Each Initial Director shall hold office until his successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal in accordance with this Article VI. The Initial Board shall have all of the powers and authorities accorded to the Board of Directors, and each Initial Director shall have all of the powers and authorities accorded the directors of the Company under the terms of this Agreement.

Section 6.2                                      General Powers. Except as otherwise expressly provided in this Agreement, the business and affairs of the Company shall be managed by or under the direction of its Board of Directors. As provided in Section 7.1, the Board of Directors shall have the power and authority to appoint officers of the Company. Each director of the Company, when acting in such capacity, is a “manager” within the meaning of Section 18-402 of the Act and as such is vested with the powers and authorities necessary for the management of the Company, subject to the terms of this Agreement and the Management Services Agreement; provided, that no director is authorized to act individually on behalf of the Company and the Board of Directors shall only take action in accordance with the requirements of this Agreement. In addition to the powers and authorities expressly conferred upon it by this Agreement, the Board of Directors may exercise all such powers of the Company and do all such lawful acts and things as are not prohibited by applicable law, including the Rules and Regulations, or by this Agreement required to be exercised or done by the Members. Without limiting the generality of the foregoing, it shall be the responsibility of the Board of Directors to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 1.3, to effectuate the purposes set forth in Section 1.3, including establishing broad objectives and the general course of the business, determining basic policies, appraising the adequacy of overall results, and generally representing and furthering the interests of the Members. No Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company.

Section 6.3                                      Duties of Directors. Except as provided in this Agreement or otherwise required by the Act, each director of the Company shall have the same fiduciary duties to the Company and the Members as a director of a corporation incorporated under the DGCL has to such corporation and its stockholders, as if such directors of the Company were directors of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties intend that the fiduciary duties of the directors of the Company shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of directors of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by law, no director of the Company has any duties (fiduciary or otherwise) with respect to any action or inaction of the Manager, and that, to the fullest extent permitted by law, any actions or inactions of the directors of the Company that cause the Company to act in compliance or in accordance with the Management Services Agreement shall be deemed consistent and compliant with the fiduciary duties of such directors and shall not constitute a breach of any duty hereunder or existing in law, in equity or otherwise.

Section 6.4                                      Number, Tenure and Qualifications. As provided by Section 6.1, the Initial Board shall be comprised of eight (8) Initial Directors and at all times from and after the closing of the Initial Public Offering the composition of the Board of Directors shall consist of at least a majority of Independent Directors. Subject to this Section 6.4, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Board of Directors, but shall consist of not less than five (5) nor more than thirteen (13) directors. However, no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Subject to the next sentence, the Board of Directors shall be divided into three classes:  Class I, Class II, Class III, with the holders of Common Shares entitled to elect or appoint the Class I, II, and III directors. In addition, the Board of Directors shall include two (2) directors (or, if there are nine (9) or more directors then serving on the Board of Directors, three (3) directors), who shall not be a member of any class (each, an “Appointed Director”), and who shall be elected or appointed by the Allocation Member.

Classes I, II and III shall be divided as nearly equal in numbers as the then total number of directors constituting such classes permits, with the term of office of each class expiring in succeeding years, so that (except for the initial terms provided below) each such director shall be elected for a three (3) year term. If the number of such directors is not evenly divisible by three, the greatest number of such directors shall be in Class III and the least number in Class I. The initial Class I directors shall hold office for a term expiring at the first annual meeting of the Members following closing of the Initial Public Offering, the initial Class II directors shall hold office for a term expiring at the second succeeding annual meeting of the Members following closing of the Initial Public Offering, and the initial Class III directors shall hold office for a term expiring at the third succeeding annual meeting of the Members following closing of the Initial Public Offering. The initial Class I directors are Barbara S. Thomas and John S. Wolf. The initial Class II directors are Arnold W. Donald and Richard C. Gozon. The initial Class III directors are David I. J. Wang and Ronald C. Whitaker. Any director filling any Class I, II or III vacancy pursuant to Section 6.8 shall hold office until the next election of the class for which such director shall have been chosen and until its successor shall be elected and qualified. The term of each director in Classes I, II or III shall be the period from the effective date of such director’s election until the end of the term provided in this paragraph, or until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be residents of the State of Delaware or Members.

The Allocation Member has designated Andrew M. Bursky and Timothy J. Fazio as the initial Appointed Directors. Each Appointed Director shall hold office until his successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal in accordance with this Article VI. Any director filling a Appointed Director vacancy pursuant to Section 6.8 shall hold office until his successor is elected or appointed and qualified, or until his or her earlier death, resignation or removal in accordance with this Article VI. The Allocation Member has the exclusive right to appoint or remove Appointed Directors, including as to any vacancies, due to increase in the size of the Board or the death, resignation or removal of any Appointed Director.

Section 6.5                                      Election of Directors. At each succeeding annual meeting of Members beginning in 2008, successors to the class of directors whose term expires at that annual meeting shall be elected for a three (3)-year term and until their successors are duly elected or appointed and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the death, resignation or removal from office of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. Directors need not be Members. Except as provided in Sections 6.1, 6.4 and 6.8, the Class I, II and III directors shall be elected at the annual meeting of Members in the appropriate year and each director so elected shall hold office until the third (3rd) succeeding meeting next after such director’s election and until such director’s successor is duly qualified, or until such director’s death or until such director resigns or is removed in the manner hereinafter provided. At any meeting of Members duly called and held for the election of directors at which a quorum is present, directors shall be elected by a plurality of the Outstanding Common Shares present in person or represented by proxy and entitled to vote on the election of directors at the meeting of Members. Except as provided in Sections 6.1 and 6.8, the Appointed Directors shall be elected or appointed at such time or times as the Allocation Member so determines, pursuant to written notice delivered to the Chairman or, if none then serving, the Lead Independent Director immediately prior to such election or appointment.

Section 6.6                                      Removal. Any director may be removed from office, with or without cause, by the affirmative vote of the Members holding at least eighty-five percent (85%) of the then Outstanding Common Shares given at a meeting of Members called for that purpose. The vacancy in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Section 6.8. In the case of an Appointed Director, any such removal shall be evidenced in writing by the Allocation Member, which shall be delivered to the Chairman or, if none then serving, the Lead Independent Director immediately after such removal.

Section 6.7                                      Resignations. Any director may resign at any time by giving notice of such director’s resignation in writing or by Electronic Transmission to the Chairman, if there be one, the Chief Executive Officer or the Secretary of the Company. Any such resignation shall take effect at the time specified therein, or if the time when it shall become effective shall not be specified therein, then it shall take effect immediately upon its receipt by the Company. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. The vacancy in the Board of Directors caused by any such resignation shall be filled by the Board of Directors as provided in Section 6.8. An Independent Director who ceases to be independent shall promptly resign to the extent required for the Company or the Allocation Member to comply with applicable laws, rules and regulations.

Section 6.8                                      Vacancies and Newly Created Directorships. Subject to Section 6.9 and other than with respect to an Appointed Director and except as otherwise provided herein, any vacancy on the Board of Directors that results from newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, provided that a quorum is present, and any other vacancies may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class and until such director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director’s predecessor and until such director’s successor is duly elected or appointed and qualified, or until his or her earlier death, resignation or removal. Notwithstanding anything to the contrary contained in the preceding sentences of this Section 6.8, any director filling any such vacancy shall satisfy the Applicable Listing Rules and the Rules and Regulations, and any necessary or required qualifications under the Applicable Listing Rules and the Rules and Regulations for applicable committee membership. Subject to Section 6.9, any vacancies in the Appointed Directors for any reason, and any newly created directorships resulting from any increase in the authorized number of Appointed Directors may only be filled by the Allocation Member at such time or times as the Allocation Member so determines, pursuant to written notice delivered to the Chairman or, if none then serving, the Lead Independent Director immediately prior to filling such vacancy, or such election or appointment.

Section 6.9                                      Appointment of or Nomination and Election of Chairman. Andrew M. Bursky shall be the initial Chairman, and shall hold office until such Chairman’s successor is duly elected and qualified, or until such Chairman’s earlier death, resignation or removal. As of the expiration of the term of the initial Chairman (and of any subsequent Chairman) or upon any such Chairman’s earlier death, resignation or removal, a majority of the Board of Directors shall elect a Chairman, who shall hold office for at least one (1) year, or until such Chairman’s successor is duly elected and qualified, or until such Chairman’s earlier death, resignation or removal.

Section 6.10                                Chairman of the Board. The Chairman shall be a member of the Board of Directors. The Chairman is not required to be an employee of the Company. The Chairman, if present, shall preside at all meetings of the Board of Directors. If the Chairman is unavailable for any reason, the duties of the Chairman shall be performed, and the Chairman’s authority may be exercised, by a director designated for this purpose by the remaining directors of the Board of Directors. The Chairman shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Company, and subject to the approval and oversight of the Board of Directors.

Section 6.11                                Lead Independent Director. If at any time the Chairman is not an Independent Director, the Independent Directors then on the Board of Directors shall designate, by at least a majority vote of such Independent Directors, one (1) of the Independent Directors on the Board of Directors to serve as the lead Independent Director (the “Lead Independent Director”). The Lead Independent Director shall:

(i)                                     consult with and act as liaison between the Board of Directors and the Chairman;

(ii)                                  coordinate the activities of the Independent Directors;

(iii)                               coordinate the agenda for and preside over sessions of the Independent Directors and the non-management directors;

(iv)                              serve as a contact for interested parties to express opinions and concerns to the Independent Directors and the non-management directors;

(v)                                 provide the Chairman with input as to the preparation of the agendas for the Board of Directors and committees of the Board of Directors;

(vi)                              advise the Chairman as to the quality, quantity and timeliness of the flow of information from Company management that is necessary for the Independent Directors to effectively and responsibly perform their duties;

(vii)                           meet with any director who is not adequately performing his or her duties as a director; and

(viii)                        otherwise consult with the Chairman and the management of the Company on matters relating to corporate governance and Board of Directors performance matters.

In performing the duties described above, the Lead Independent Director is expected to consult with the Chairman of any committees of the Board of Directors and solicit their participation in order to avoid diluting the authority or responsibilities of such committee. If the Chairman is an Independent Director, then he or she shall perform the functions otherwise assigned to the Lead Independent Director.

Section 6.12                                Regular Meetings. A regular meeting of the Board of Directors shall be held without any other notice than this Agreement, immediately after, and at the same place (if any) as, each annual meeting of Members. The Board of Directors may, by resolution, provide the time and place (if any) for the holding of additional regular meetings without any other notice than such resolution. Unless otherwise determined by the Board of Directors, the Secretary of the Company shall act as Secretary at all regular meetings of the Board of Directors. In the Secretary’s absence, a temporary Secretary shall be appointed by the chairman of the meeting to perform the duties of Secretary at such meeting. The Board of Directors may hold regular meetings either within or without the State of Delaware.

Section 6.13                                Special Meetings. Special meetings of the Board of Directors shall be called at the request of the Chief Executive Officer, the Chairman or upon a resolution adopted by eighty-five percent (85%) of the directors of the Board of Directors. The Person or Persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Unless otherwise determined by the Board of Directors, the Secretary of the Company shall act as Secretary at all special meetings of the Board of Directors. In the Secretary’s absence, a temporary Secretary shall be appointed by the Chairman of the meeting to perform the duties of Secretary at such meeting. The Board of Directors may hold special meetings either within or without the State of Delaware.

Section 6.14                                Notice for Special Meetings. Notice of any special meeting of the Board of Directors shall be mailed by first class mail, postage paid, to each director at his or her business or residence or shall be sent by telegraph, express courier service (including, without limitation, Federal Express) or facsimile (directed to the facsimile number to which the director has consented to receive notice) or other Electronic Transmission (including, but not limited to, an e-mail address at which the director has consented to receive notice) not later than three (3) days before the day on which such meeting is to be held if called by the Chief Executive Officer or the Chairman and twenty one (21) days before the day on which such meeting is to be held in all other cases. Except in the case where the business to be transacted at such special meeting includes a proposed amendment to this Agreement, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 6.15, either before or after such meeting.

Section 6.15                                Waiver of Notice. Whenever any notice is required to be given to any director of the Company under the terms of this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by Electronic Transmission including telegraph, telex, cable, wireless or other form of recorded or electronic communication by the Person or Persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors or committee thereof need be specified in any written waiver of notice or any waiver by Electronic Transmission of notice of such meeting.

Section 6.16                                Action Without Meeting. Any action required or permitted to be taken at any meeting by the Board of Directors or any committee or subcommittee thereof, as the case may be, may be taken without a meeting, without a vote and without prior notice if a consent thereto is signed or transmitted electronically, as the case may be, by the Chairman and at least sixty-six percent (66%) of the directors of the Board of Directors or of such committee or subcommittee, as the case may be, and the writing or writings or Electronic Transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee or subcommittee; provided, however, that such Electronic Transmission or transmissions must either set forth or be submitted with information from which it can be determined that the Electronic Transmission or transmissions were authorized by the director. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 6.17                                Conference Telephone Meetings. Directors of the Board of Directors, or any committee or subcommittee thereof, may participate in a meeting of the Board of Directors or such committee or subcommittee by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 6.18                                Quorum. Except as otherwise provided in this Agreement, at all meetings of the Board of Directors, at least thirty-five percent (35%) of the then total number of directors in office (such total number of directors, the “Entire Board of Directors”) shall constitute a quorum for the transaction of business. At all meetings of any committee of the Board of Directors, the presence of a majority of the total number of members of such committee (assuming no vacancies) shall constitute a quorum. The act of a majority of the directors or committee members present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as the case may be. If a quorum shall not be present at any meeting of the Board of Directors or any committee, a majority of the directors or members, as the case may be, present thereat may adjourn the meeting from time to time without further notice other than announcement at the meeting. The directors of the Board of Directors present at a duly organized meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough directors of the Board of Directors to leave less than a quorum.

Section 6.19                                Committees.

(a)                                  The Company shall have three (3) standing committees: the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee, as set out below. Each of the Nominating and Corporate Governance Committee, the Audit Committee and the Compensation Committee shall adopt by resolution a charter to establish the rules and responsibilities of such committee in accordance with applicable law, including the Rules and Regulations and the Applicable Listing Rules.

(i)                                     Nominating and Corporate Governance Committee. The Board of Directors, by resolution adopted by a majority of the Entire Board of Directors, has designated a Nominating and Corporate Governance Committee comprised of not fewer than three (3) directors, all of whom shall be Independent Directors. The Nominating and Corporate Governance Committee shall have the duties and responsibilities enumerated in its charter, as amended from time to time.

Subject to Section 6.8, the Nominating and Corporate Governance Committee will solicit recommendations for director nominees (other than the Appointed Director) from the Chairman and the Chief Executive Officer. The Nominating and Corporate Governance Committee may also recommend to the Board specific policies or guidelines concerning the structure and composition of the Board of Directors or committees of the Board of Directors, and the tenure and retirement of directors (other than the Appointed Director) and matters related thereto.

(ii)                                  Audit Committee. The Board of Directors, by resolution adopted by a majority of the Entire Board of Directors, has designated an Audit Committee comprised of not fewer than three (3) directors, all of whom shall be Independent Directors, who shall collectively meet the financial literacy requirements of the Exchange Act, the Rules and Regulations and of the Applicable Listing Rules. At least one (1) member of the Audit Committee will meet the accounting or related financial management expertise requirements of the Exchange Act, the Rules and Regulations and of the Applicable Listing Rules. The Audit Committee shall have the duties and responsibilities enumerated in its charter, as amended from time to time.

The Company shall provide appropriate funding, as determined by the Audit Committee, in its capacity as a committee of the Board of Directors for payment of:

(A)                              compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

(B)                                compensation to independent counsel and other advisors engaged for any reason by the Audit Committee; and

(C)                                ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

(iii)                               Compensation Committee. The Board of Directors, by resolution adopted by a majority of the Entire Board of Directors, has designated a Compensation Committee comprised of not fewer than three (3) directors, all of whom shall be Independent Directors, who shall satisfy the requirements to be a “non-employee director” under Rule 16b-3 of the Exchange Act and an “outside director” under Code Section 162(m). The Compensation Committee shall have the duties and responsibilities enumerated in its charter, as amended from time to time.

(b)                                 In addition, the Board of Directors may designate one or more additional committees or subcommittees, with each such committee or subcommittee consisting of such number of directors of the Company and having such powers and authority as shall be determined by resolution of the Board of Directors.

(c)                                  All acts done by any committee or subcommittee within the scope of its powers and authority pursuant to this Agreement and the resolutions adopted by the Board of Directors in accordance with the terms hereof shall be deemed to be, and may be certified as being, done or conferred under authority of the Board of Directors. The Secretary is empowered to certify that any resolution duly adopted by any such committee is binding upon the Company and to execute and deliver such certifications from time to time as may be necessary or proper to the conduct of the business of the Company.

(d)                                 Regular meetings of committees shall be held at such times as may be determined by resolution of the Board of Directors or the committee or subcommittee in question and no notice shall be required for any regular meeting other than such resolution. A special meeting of any committee or subcommittee shall be called by resolution of the Board of Directors or by the Secretary upon the request of the Chief Executive Officer, the Chairman or a majority of the members of any committee. Notice of special meetings shall be given to each member of the committee in the same manner as that provided for in Section 6.13.

Section 6.20                                Committee Members.

(a)                                  Each member of any committee of the Board of Directors shall hold office until such member’s successor is elected and has qualified, unless such member sooner dies, resigns or is removed.

(b)                                 Subject to Section 6.8, the Board of Directors may designate one or more directors as alternate members of any committee to fill any vacancy on a committee and to fill a vacant chairmanship of a committee, occurring as a result of a member or chairman leaving the committee, whether through death, resignation, removal or otherwise.

Section 6.21                                Committee Secretary. The Secretary of the Company shall act as Secretary of any committee or subcommittee, unless otherwise provided by the Board of Directors or the committee or subcommittee, as applicable.

Section 6.22                                Compensation. The directors may be paid their expenses, if any, incurred with respect to their attendance at each meeting of the Board of Directors in their capacities as directors, any expenses reasonably incurred in their capacities as directors. Other than an Appointed Director, Independent Directors may be paid compensation as determined by the Initial Board or, following the first annual meeting of Members, the Compensation Committee, as the case may be; provided, however, that the directors shall not receive any compensation prior to the issuance of the Common Shares. Members of special or standing committees may be paid like compensation and payment of expenses for attending committee meetings as determined by the Initial Board or, following the first meeting of Members, the Compensation Committee.

Section 6.23                                Indemnification, Advances and Insurance.

(a)                                  Each Person who was or is made a party or is threatened to be made a party to or is involved in any manner in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, she or a Person of whom he or she is the legal representative is or was a director, officer, manager, Member of the Company or the Manager of the Company, or is or was serving at the request of the Company as a director, officer, manager, member of a Subsidiary of the Company or the Manager of the Company, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful, shall be indemnified against expenses (including reasonable attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with any such action, suit or proceeding, and held harmless by the Company to the fullest extent permitted from time to time as such Person would be if the Company were a corporation incorporated under the DGCL as the same exists or may hereafter be amended (but, if permitted by applicable law, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) or any other applicable laws as presently or hereafter in effect, and such indemnification shall continue as to a Person who has ceased to be a director, officer, manager, Member or the Manager of the Company and shall inure to the benefit of his or her heirs, executors and administrators (if applicable); provided, however, that the Company shall indemnify any such Person seeking indemnification in connection with any such action, suit or proceeding (or part thereof) initiated by such Person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors or is an action, suit or proceeding to enforce such Person’s claim to indemnification pursuant to the rights granted by this Agreement. The Company shall pay, to the fullest extent permitted by law, the expenses (including reasonable attorneys’ fees) incurred by such Person in defending any such action, suit or proceeding in advance of its final disposition upon receipt (unless the Company upon authorization of the Board of Directors waives such requirement to the extent permitted by applicable law) of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Person is not entitled to be indemnified by the Company as authorized in this Agreement or otherwise.

With respect to any Person who is a present or former director, officer, manager, Member of the Company or the Manager of the Company, the undertaking required by this Section 6.23(a) shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment; provided, however, that such present or former director, officer, manager, Member of the Company or the Manager of the Company does not transfer assets with the intent of avoiding such repayment. With respect to any Person who is a present or former director, officer, manager, Member of the Company or the Manager of the Company, the provisions of Section 6.23(b) relating to a determination that indemnification is proper in the circumstances shall not be a condition to such Person’s right to receive advances pursuant to this Section 6.23(a).

(b)                                 Any indemnification of a present or former director, officer, manager, Member or the Manager of the Company under this Section 6.23 shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, manager, Member or the Manager of the Company is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 6.3 or the applicable section of Article VII, as the case may be, and acted in good faith and in a manner the Person reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe that its conduct was unlawful. Such determination shall be made, with respect to a Person who is a director, officer, manager, Member or the Manager of the Company at the time of such determination, (1) by a majority vote of the directors who are not parties to any such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if a majority, even though less than a quorum, of such directors so direct, by independent legal counsel in a written opinion, or (4) by the Members. The indemnification and the advancement of expenses incurred in defending a action, suit or proceeding prior to its final disposition provided by or granted pursuant to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, provision of the Certificate, other provision of this Agreement, vote of Members or Disinterested Directors (as defined below) or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 6.23, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification.

(c)                                  The Company may maintain insurance, at its expense, to protect itself and any Person who is or was a director, officer, partner, the Manager (or manager), Member (or member), employee or agent of the Company or a Subsidiary of the Company or of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under the DGCL (if the Company were a corporation incorporated thereunder) or the Act.

(d)                                 The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition, to any Person who is or was an employee or agent of the Company or any Subsidiary of the Company (other than those Persons indemnified pursuant to clause (a) of this Section 6.23) and to any Person who is or was serving at the request of the Company or a Subsidiary of the Company as a director, officer, partner, manager, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a Subsidiary of the Company, to the fullest extent of the provisions of this Agreement with respect to the indemnification and advancement of expenses of directors, officers, managers and Members of the Company. The payment of any amount to any Person pursuant to this clause (d) shall subrogate the Company to any right such Person may have against any other Person or entity.

(e)                                  The indemnification provided in this Section 6.23 is intended to comply with the requirements of, and provide indemnification rights substantially similar to those available to corporations incorporated under, the DGCL as it relates to the indemnification of officers, directors, employees and agents of a Delaware corporation and, as such (except to the extent greater rights are expressly provided in this Agreement), the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, the DGCL.

(f)                                    Any notice, request or other communications required or permitted to be given to the Company under this Section 6.23 shall be in writing and either delivered in person or sent by facsimile, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Company and shall be effective only upon receipt by the Secretary, as the case may be.

(g)                                 To the fullest extent permitted by the law of the State of Delaware, each Member, manager, director, officer, employee and agent of the Company agrees that all actions for the advancement of expenses or indemnification brought under this Section 6.23 or under any vote of Members or Disinterested Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery of the State of Delaware. To the fullest extent permitted by law, each of the parties hereto agree that the Court of Chancery may summarily determine the Company’s obligations to advance expenses (including reasonable attorneys’ fees) under this Section 6.23.

Section 6.24                                Reliance; Limitations in Liability.

(a)                                  Each director of the Company shall, in the performance of such director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by the Manager, or employees of the Manager, or any of the officers of the Company, or committees of the Board of Directors, or by any other Person as to matters the director reasonably believes are within such other Person’s professional or expert competence, including, without limitation, information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims or obligations, or any other facts pertinent to the existence and amount of the assets of the Company from which distributions to Members might properly be paid.

(b)                                 No director shall be liable to the Company or the Members for monetary damages for any breach of fiduciary duty by such director as a director; provided, however, that a director shall be liable to the same extent as if he or she were a director of a Delaware corporation pursuant to the DGCL (i) for breach of the director’s duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or a knowing violation of applicable law, or (iii) for any transaction for which the director derived an improper benefit. To the extent the provisions of this Agreement restrict or eliminate the duties and liabilities of a director of the Company or the Members or the Manager otherwise existing at law or in equity, the provisions of this Agreement shall replace such duties and liabilities.

(c)                                  To the fullest extent permitted by law, a director of the Company shall not be liable to the Company, any Member or any other Person for: (i) any action taken or not taken as required by this Agreement; (ii) any action taken or not taken as permitted by this Agreement and, with respect to which, such director acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in the best interests of the Company; (iii) for unlawful distributions and interest purchases; or (iv) the Company’s compliance with an obligation incurred or the performance of any agreement entered into prior to such director having become a director of the Company.

(d)                                 Any director shall not be liable to the Company or to any other director or Member of the Company or any such other Person for breach of fiduciary duty for the director’s good faith reliance on the provisions of this Agreement.

(e)                                  Except as otherwise required by the Act, the debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company and no director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a director of the Company.

Section 6.25                                Outside Activities. It shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of any director or Affiliates of such director (other than any express obligation contained in any agreement to which such Person and the Company or any of its Subsidiaries are parties) to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided such director or Affiliate does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company to such director; provided, further, that a Person shall not be deemed to be in direct competition with the Company solely because of such Person’s ownership, directly or indirectly, solely for investment purposes, of securities of any publicly traded entity if such Person does not, together with such Person’s Affiliates, collectively own five percent (5%) or more of any class or securities of such publicly traded entity, and such Person is not a director or officer (and does not hold an equivalent position) in such publicly traded entity. Directors shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to Affiliates of such director. None of any Member or any other Person shall have any rights by virtue of a director’s duties as a director or this Agreement in any business ventures of any director.

ARTICLE VII

OFFICERS

Section 7.1                                      General.

(a)                                  The officers of the Company shall be elected by the Board of Directors, subject to Section 7.1(b) and Article VIII. The officers of the Company shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary and a Chief Accounting Officer and, subject to Section 7.1(b), such other officers as in the judgment of the Board of Directors may be necessary or desirable. All officers elected by the Board of Directors shall have such powers and duties as generally pertain to their respective offices for a corporation incorporated under the DGCL, subject to the specific provisions of this Article VII. Such officers shall also have powers and duties as from time to time may be conferred by the Board of Directors or any committee thereof. Any number of offices may be held by the same Person, unless otherwise prohibited by applicable law or this Agreement. The officers of the Company need not be Members or directors of the Company.

(b)                                 For so long as the Management Services Agreement is in effect, the Manager shall second personnel to serve as the Chief Executive Officer, the President, the Chief Financial Officer and the Chief Accounting Officer and in such other capacities as required by and as set forth in the Management Services Agreement, subject to Section 8.5. The Board of Directors shall elect nominated personnel as officers of the Company in accordance with this Article VII. Upon termination of the Management Services Agreement, if no replacement manager is retained by the Company to assume the Manager’s rights and obligations hereunder, the Nominating and Corporate Governance Committee shall nominate and the Board of Directors shall elect the officers of the Company.

Section 7.2                                      Duties of Officers. Except as provided in this Agreement (or as required by the Act), each officer of the Company shall have the same fiduciary duties applicable to officers of a corporation incorporated under the DGCL, as if such officers were officers of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties hereto intend that the fiduciary duties of the officers of the Company shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of officers of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by law, no officer of the Company owes any duties (fiduciary or otherwise) to the Members or the Company with respect to any action or inaction of the Manager pursuant to the terms of the Management Services Agreement.

Section 7.3                                      Election and Term of Office. Subject to Section 7.1(b), the elected officers of the Company shall be elected annually by the Board of Directors at the regular meeting of the Board of Directors held after each annual meeting of the Members. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, resignation or removal.

Section 7.4                                      Chief Executive Officer. The Chief Executive Officer of the Company shall, subject to the oversight of the Board of Directors, supervise, coordinate and manage the Company’s business and operations, and supervise, coordinate and manage its activities, operating expenses and capital allocation, shall have general authority to exercise all the powers necessary for the Chief Executive Officer of the Company and shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors. Unless the Board of Directors otherwise determines, in the absence of the Chairman or if there be no Chairman of the Board, the Board of Directors may designate the Chief Executive Officer to preside at all meetings of the Members and (should he or she be a director) of the Board of Directors.

Section 7.5                                      President. The President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Company. The President shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors.

Section 7.6                                      Chief Financial Officer. The Chief Financial Officer shall have responsibility for the financial affairs of the Company, including the preparation of financial reports, managing financial risk and overseeing accounting and internal control over financial reporting, subject to the oversight of the Audit Committee. The Chief Financial Officer shall also be the Company’s chief compliance officer, with responsibility for overseeing and managing compliance issues, including, without limitation, ensuring compliance with regulatory requirements, and internal controls, policies and procedures. In the absence of a Secretary, the Chief Financial Officer shall be responsible for the performance of the duties of Secretary. The Chief Financial Officer shall perform such other duties and have such other powers as may be prescribed by the Board of Directors or this Agreement, all in accordance with basic policies as may be established by the Board of Directors and subject to the oversight of the Board of Directors and the Chief Executive Officer.

Section 7.7                                      Chief Accounting Officer. The Chief Accounting Officer shall be responsible for directing the fiscal functions of the Company in accordance with GAAP by providing financial information, financial projections, financial statistics and analysis with respect to operational strategies to support ongoing business decisions by the Chief Executive Officer and the President or as may be required to comply with applicable law. The Chief Accounting Officer shall be responsible for developing financial strategies and action plans by forecasting capital, facilities and staff requirements and identifying monetary resources. The Chief Accounting Officer will oversee the consolidation of the financial information with respect to any proposed acquisition.

Section 7.8                                      Secretary. The Secretary shall issue all authorized notices for meetings, act as secretary of all meetings of Members and the Board of Directors and any meeting of any committee of the Board of Directors. The Secretary shall prepare and keep or cause to be kept in books provided for such purpose minutes of all meetings of Members and the Board of Directors and any meeting of any committee of the Board of Directors, ensure that all notices are duly given in accordance with the provisions of this Agreement and applicable laws, and perform all duties incident to the office of Secretary and as required by law and such other duties as may be assigned to him or her from time to time by the Board of Directors.

Section 7.9                                      Compensation. Except as provided for under the Management Services Agreement, the compensation of officers elected by the Board of Directors shall be fixed from time to time by the Board of Directors or the Compensation Committee or by such officers as may be designated by resolution of the Board of Directors or the Compensation Committee.

Section 7.10                                Resignations. Any officer of the Company may resign at any time upon notice of such resignation to the Company.

Section 7.l1                                   Vacancies. Subject to Section 7.1(b), a newly created office and a vacancy in any office because of death, resignation or removal may be filled by the Board of Directors for the unexpired portion of the term at any meeting of the Board of Directors.

Section 7.11                                Outside Activities. It shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of any officer or Affiliates of such officer (other than any express obligation contained in any agreement to which such Person and the Company or any of its Subsidiaries are parties) to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided such officer or Affiliate does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company to such officer; provided, further, that a Person shall not be deemed to be in direct competition with the Company solely because of such Person’s ownership, directly or indirectly, solely for investment purposes, of securities of any publicly traded entity if such Person does not, together with such Person’s Affiliates, collectively own five percent (5%) or more of any class or securities of such publicly traded entity, and such Person is not a director or officer (and does not hold an equivalent position) in such publicly traded entity. Officers shall have no obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to Affiliates of such officer. None of any Member or any other Person shall have any rights by virtue of an officer’s duties as an officer or this Agreement in any business ventures of any director.

ARTICLE VIII

MANAGEMENT

Section 8.1                                      Duties of the Manager. For so long as the Management Services Agreement is in effect and subject at all times to the oversight of the Board of Directors, the Manager will manage the business of the Company and provide its services to the Company in accordance with the terms and conditions of the Management Services Agreement.

Section 8.2                                      Secondment of the Chief Executive Officer, the President, the Chief Financial Officer and the Chief Accounting Officer. Pursuant to, and if required by, the terms of the Management Services Agreement, the Manager will second to the Company natural Persons to serve as the Chief Executive Officer, the President, the Chief Financial Officer and the Chief Accounting Officer. The Chief Executive Officer, the President, the Chief Financial Officer and the Chief Accounting Officer shall report directly to the Board.

Section 8.3                                      Secondment of Additional Officers. Pursuant to the terms of the Management Services Agreement, the Manager and the Company may agree from time to time that the Manager will second to the Company one or more additional natural Persons to serve as officers of the Company, upon such terms as the Manager and the Company may mutually agree. Any such natural Persons will have such titles and fulfill such functions as the Manager and the Company may mutually agree.

Section 8.4                                      Status of Seconded Officers and Employees. Any officers or employees of the Manager seconded to the Company pursuant to Sections 8.2 and 8.3 shall not be employees of the Company; provided, that, except as provided in this Agreement (or as required by the Act), any such seconded officers and employees of the Manager shall have the same fiduciary duties with respect to the Company applicable to officers or similarly situated employees, as the case may be, of a corporation incorporated under the DGCL, as if such officers or employees, as the case may be, were officers or employees, as the case may be, of a corporation incorporated under the DGCL. Except as provided in this Agreement, the parties hereto intend that the fiduciary duties of any such seconded officers and employees of the Manager shall be interpreted consistently with the jurisprudence regarding such fiduciary duties of officers or similarly situated employees, as the case may be, of a corporation under the DGCL. It shall be expressly understood that, to the fullest extent permitted by applicable law, neither the Manager nor any seconded officer or employee of the Manager owes any duties (fiduciary or otherwise) to the Members or the Company with respect to any action or inaction of the Manager except in accordance with the terms of the Management Services Agreement.

Section 8.5                                      Removal of Seconded Officers. The Board of Directors shall have the right to remove any officer of the Company at any time, with or without cause; provided, however, that for so long as the Management Services Agreement is in effect, the Board of Directors may remove officers of the Company seconded by the Manager only pursuant to the terms of the Management Services Agreement.

Section 8.6                                      Replacement Manager. In the event that the Management Services Agreement is terminated and the Board of Directors determines that a replacement manager should be retained to provide for the management of the Company pursuant to a management or other services agreement, the affirmative vote of a majority of the holders of Common Shares present in person or represented by proxy at the meeting of Members shall be required to retain such replacement manager.

ARTICLE IX

THE MEMBERS

Section 9.1                                      Rights or Powers. The Members acting as such shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Members have all the rights and powers specifically set forth in this Agreement, including, without limitation, those rights and powers set forth in Article XII and, to the extent not inconsistent with this Agreement, in the Act. All acts of Members to be taken hereunder shall be taken in the manner prescribed in this Article IX.

Section 9.2                                      Annual Meetings of Members. The annual meeting of the Members of the Company shall be held at such date, which date shall be within thirteen (13) months of the last annual meeting of Members, at such time and at such place (if any) within or without the State of Delaware as may be fixed by resolution of the Board of Directors. Any other business may be transacted at the annual meeting; provided, that it is properly brought before the meeting. A failure to hold the annual meeting of the Members at the designated time or to elect a sufficient number of directors to conduct the business of the Company shall not affect otherwise valid acts of the Company. If the annual meeting for election of directors is not held on the date designated therefor, the directors shall cause the meeting to be held as soon as is convenient.

Section 9.3                                      Special Meetings of Members. Special meetings of the Members of the Company shall be held on such date, at such time and at such place (if any) within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. Special meetings of the Members may be called at any time only by the Chairman or by the Board of Directors pursuant to a resolution adopted by the Board of Directors. No Member shall have the right to call a special meeting of the Members. Business transacted at any special meeting of Members shall be limited to the purposes stated in such notice.

Section 9.4                                      Place of Meeting. The Board of Directors may designate the place (if any) of meeting for any meeting of the Members. If no designation is made by the Board of Directors, the place of meeting shall be the principal executive office of the Company. In lieu of holding any meeting of Members at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of Members may be held solely by means of remote communication.

Section 9.5                                      Notice of Meeting.

(a)                                  A notice of meeting, stating the place (if any), day and hour of the meeting, and the means of remote communication, if any, by which the Members and proxy holders may be deemed to be present in person and vote at such meeting, shall be prepared and delivered by the Company not less than twenty (20) days and not more than sixty (60) days before the date of the meeting, either personally, by mail or, to the extent and in the manner permitted by applicable law, electronically, to each Member of record who is entitled to vote at such meeting. In the case of special meetings, the notice shall state the purpose or purposes for which such special meeting is called. Such further notice shall be given as may be required by applicable law. Any previously scheduled meeting of the Members may be postponed, and (unless this Agreement otherwise provides) any special meeting of the Members may be canceled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of Members. Any notice of meeting given to Members pursuant to this Section 9.5 shall be effective if given by a form of Electronic Transmission consented to by the Member to whom the notice is given. Any such consent shall be revocable by the Member by written notice to the Company and shall also be deemed revoked if (1) the Company is unable to deliver by Electronic Transmission two (2) consecutive notices given by the Company in accordance with such consent, and (2) such inability becomes known to the Secretary of the Company, the Transfer Agent or other person responsible for the giving of notice; provided, that, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(b)                                 Notice to Members shall be given personally, by mail or, to the extent and in the manner permitted by applicable law, electronically to each Member of record. If mailed, such notice shall be delivered by postage prepaid envelope directed to each Member at such Member’s address as it appears in the records of the Company and shall be deemed given when deposited in the United States mail.

(c)                                  In order that the Company may determine the Members entitled to notice of or to vote at any meeting of Members, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) or fewer than twenty (20) days before the date of such meeting (unless such requirement conflicts with any rule, regulation, guideline or requirement of Nasdaq Global Market or any other securities exchange or service on which the Common Shares are listed or quoted for trading, in which case the rule, regulation, guideline or requirement of such exchange shall govern). If no record date is fixed by the Board of Directors, the record date for determining Members entitled to notice of or to vote at any meeting of Members shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment or postponement of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.

(d)                                 Notice given by Electronic Transmission pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a facsimile telecommunication number at which the Member has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the Member has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the Member of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of Electronic Transmission, when directed to the Member. An affidavit of the Secretary or an assistant Secretary or of the Transfer Agent or other agent of the Company that the notice has been given by personal delivery, mail or a form of Electronic Transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 9.6                                      Quorum and Adjournment.

(a)                                  Except as otherwise provided by applicable law or by the Certificate or this Agreement, the Members present in person or by proxy holding a majority of each class of the Outstanding Shares entitled to vote hereunder, shall constitute a quorum at a meeting of Members unless any such action by the Members requires approval by holders of a greater percentage of Outstanding Shares, in which case the quorum shall be such greater percentage. The Chairman or the holders of a majority of each class of the Shares entitled to vote hereunder so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The Members present at a duly organized meeting at which a quorum is present in person or by proxy may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders not physically present at a meeting of Members may by means of remote communication participate in such meeting and be deemed present in person and vote at such meeting, provided that the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, to provide such Members or proxyholders a reasonable opportunity to participate in the meeting and to record the votes or other action made by such Members or proxyholders.

(b)                                 When a meeting is adjourned to another time or place, if any, unless otherwise provided by this Agreement, notice need not be given of the reconvened meeting and a new record date need not be fixed, if the date, time and place, if any, thereof and the means of remote communication, if any, by which Members and proxyholders may be deemed to be present in person and vote at such reconvened meeting are announced at the meeting at which the adjournment is taken unless such adjournment shall be for more than thirty (30) days. If the time, date and place of the reconvened meeting are not announced at the meeting at which the adjournment is taken, then the Secretary of the Company shall give written notice of the time, date and place of the reconvened meeting not less than twenty (20) days prior to the date of the reconvened meeting. At the reconvened meeting, the Members may transact any business that might have been transacted at the original meeting. A determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the reconvened meeting. If an adjournment is for more than thirty (30) days or if, after an adjournment, a new record date is fixed for the reconvened meeting, a notice of the reconvened meeting shall be given to each Member entitled to vote at the meeting.

Section 9.7                                      Proxies. On any matter that is to be voted on by Members, the Members may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by applicable law. Any such proxy shall be filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Any proxy to be used at a meeting of Members must be filed with the Secretary of the Company or his or her representative at or before the time of the meeting. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Company a revocation of the proxy or a new proxy bearing a later date.

Section 9.8                                      Notice of Member Business and Nominations.

(a)                                  Annual Meetings of Members.

(i)                                     Except in the case of the Initial Board, nominations of individuals for election to the Board of Directors by a Member (other than any Appointed Director, who shall be appointed by the Allocation Member for so long as the Allocation Member is entitled to appoint one or more directors to the Board of Directors pursuant to the terms of this Agreement) and the proposal of business to be considered by the Members, may be made at an annual meeting of Members (A) pursuant to the Company’s notice of meeting delivered pursuant to Section 9.5, (B) by or at the direction of the Board of Directors or (C) by any Member of the Company who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (ii) and (iii) of this Section 9.8(a).

In addition to any other applicable requirements, for a nomination for election of a director to be made by a Member (other than any Appointed Director, who shall be appointed by the Allocation Member for so long as the Allocation Member is entitled to appoint one or more directors to the Board of Directors pursuant to the terms of this Agreement) or for business to be properly brought before an annual meeting by a Member, such Member must (A) be a Member of record on both (1) the date of the delivery of such nomination or the date of the giving of the notice provided for in this Section 9.8(a) and (2) the record date for the determination of Members entitled to vote at such annual meeting, and (B) have given timely notice thereof in proper written form in accordance with the requirements of this Section 9.8(a) to the Secretary.

(ii)                                  For nominations or other business to be properly brought before an annual meeting by a Member pursuant to Section 9.8(a)(i)(C), the Member must have given timely notice thereof in writing to the Secretary of the Company and, in the case of business other than nominations, such other business must otherwise be a proper matter for Member action under this Agreement and the Act. Except to the extent otherwise required by applicable law, to be timely, a Member’s notice shall be delivered to the Secretary at the principal executive offices of the Company not less than one hundred and twenty (120) days nor more than one hundred and fifty (150) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that, in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by a Member must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Company. In the case of the first annual meeting of Members, a Member’s notice shall be timely if it is delivered to the Secretary at the principal executive offices of the Company not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement or an adjournment or postponement of an annual meeting commence a new time period for the giving of a Member’s notice as described in this Section 9.8(a).

Subject to Section 9.8(a)(i), such Member’s notice shall set forth: (A) as to each individual whom the Member proposes to nominate for election or reelection as a director, all information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, pursuant to Regulation 14A under the Exchange Act, including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (B) as to any other business that the Member proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such Member and the Beneficial Owner or holder of Commons Shares, if any, on whose behalf the proposal is made; and (C) as to the Member giving the notice and the Beneficial Owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such Member as they appear on the Company’s books and of such Beneficial Owner, (2) the number of, and evidence of such number of, Shares which are owned beneficially and of record by such Member and such Beneficial Owner, (3) a representation that the Member intends to appear in person or by proxy at the meeting to propose such business or nomination, and (4) a representation whether the Member or the Beneficial Owner, if any, intends or is part of a group which intends (i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Shares required to approve or adopt the proposal or elect the nominee and/or (ii) otherwise to solicit proxies from Members in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a Member if the Member has notified the Company of the Member’s intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such Member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company or on any committee of the Board of Directors.

(iii)                               Notwithstanding anything in the second sentence of clause (ii) of this Section 9.8(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Company at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Member’s notice required by this Section 9.8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company.

(b)                                 Special Meeting of Members. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting pursuant to Section 9.5. Nominations of individuals for election to the Board of Directors by a Member (other than any Appointed Director, who shall be appointed by the Allocation Member for so long as the Allocation Member is entitled to appoint one or more directors to the Board of Directors pursuant to the terms of this Agreement) may be made at a special meeting of Members at which directors are to be elected pursuant to the Company’s notice of meeting (i) by or at the direction of the Board of Directors, or (ii) by any Member who is entitled to vote at the meeting who complies with the notice procedures set forth in this Section 9.8.

In the event the Company calls a special meeting of Members for the purpose of electing one or more directors to the Board of Directors, any Member entitled to vote thereon may nominate such number of individuals for election to such position(s) as are specified in the Company’s notice of meeting. In addition to any other applicable requirements, for a nomination for election of a director to be made by a Member, such Member must (A) be a Member of record on both (1) the date of the delivery of such nomination and (2) the record date for the determination of Members entitled to vote at such special meeting, and (B) have given timely notice thereof in proper written form in accordance with the requirements of this Section 9.8(a) to the Secretary. The Member’s notice, as required by this Section 9.8(a)(ii), shall be delivered to the Secretary at the principal executive offices of the Company not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period for the giving of a Member’s notice as described above.

(c)                                  General.

(i)                                     Only individuals who are nominated in accordance with the procedures set forth in this Section 9.8 shall be eligible to be considered for election as directors at a meeting of Members and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9.8. Except as otherwise provided by applicable law or this Section 9.8, the Chairman shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9.8 and, if any proposed nomination or business is not in compliance with this Section 9.8, to declare that such defective proposal or nomination shall be disregarded.

(ii)                                  For purposes of this Section 9.8, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iii)                               Notwithstanding the foregoing provisions of this Section 9.8, a Member shall also comply with all applicable requirements of the Exchange Act, the Rules and Regulations thereunder and the Applicable Listing Rules with respect to the matters set forth in this Section 9.8. Nothing in this Section 9.8 shall be deemed to affect any rights of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 9.9                                      Procedure for Election of Directors; Voting. The election of directors submitted to Members at any meeting shall be decided by a plurality of the votes cast by the Members entitled to vote thereon. Except as otherwise provided by applicable law or this Agreement, all matters other than the election of directors submitted to the Members at any meeting shall be decided by the affirmative vote of the holders of a majority of the then Outstanding Shares entitled to vote thereon present in person or represented by proxy at the meeting of Members. The vote on any matter at a meeting, including the election of directors, shall be by written ballot. Each ballot shall be signed by the Member voting, or by such Member’s proxy, and shall state the number of Shares voted.

Section 9.10                                Inspectors of Elections; Opening and Closing the Polls.

Section 9.11

(a)                                  The Board of Directors by resolution may, and to the extent required by law, shall, in advance of any meeting of Members, appoint one or more inspectors, which inspector or inspectors shall not be directors, officers or employees of the Company, to act at the meeting and make a written report thereof. One or more individuals may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been so appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of Members, the Chairman shall appoint one or more inspectors to act at the meeting. Each such inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the DGCL as if the Company were a Delaware corporation. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.

(b)                                 The Chairman shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the Members will vote at the meeting.

Section 9.12                                Confidential Member Voting. All proxies, ballots and votes, in each case to the extent they disclose the specific vote of an identified Member, shall be tabulated and certified by an independent tabulator, inspector of elections and/or other independent parties and shall not be disclosed to any director, officer or employee of the Company; provided, however, that, notwithstanding the foregoing, any and all proxies, ballots and voting tabulations may be disclosed: (a) as necessary to meet legal requirements or to assist in the pursuit or defense of legal action; (b) if the Company concludes in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes; (c) in the event of a proxy, consent or other solicitation in opposition to the voting recommendation of the Board of Directors; and (d) if a Member requests or consents to disclosure of such Member’s vote or writes comments on such Member’s proxy card or ballot.

Section 9.13                                Waiver of Notice. Whenever any notice is required to be given to any Member by the terms of this Agreement, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by Electronic Transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a Person at any such meeting of the Members shall constitute a waiver of notice of such meeting, except when the Person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Members need be specified in any written waiver of notice or any waiver by Electronic Transmission of such meeting. Notice of any meeting of Members need not be given to any Member if waived by such Member either in a writing signed by such Member or by Electronic Transmission, whether such waiver is given before or after such meeting is held. If any such waiver is given by Electronic Transmission, the Electronic Transmission must either set forth or be submitted with information from which it can be determined that the Electronic Transmission was authorized by the Member. All waivers and approvals shall be filed with the Company records or made part of the minutes of the meeting.

Section 9.14                                Remote Communication. For the purposes of this Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders may, by means of remote communication:

(a)                                  participate in a meeting of Members; and

(b)                                 to the fullest extent permitted by applicable law, be deemed present in person and vote at a meeting of Members, whether such meeting is to be held at a designated place or solely by means of remote communication;

provided, however, that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting substantially and concurrently with such proceedings, and (iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Section 9.15                                Member Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 9.16                                Return on Capital Contribution. Except as otherwise provided in Article XIV, no Member shall demand a return on or of its Capital Contributions.

Section 9.17                                Member Compensation. No Member shall receive any interest, salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement or in the Management Services Agreement.

Section 9.18                                Member Liability. Except as required by the Act, no Member shall be liable under a judgment, decree or order of a court, or in any other manner, for the Debts or any other obligations or liabilities of the Company. A Member shall be liable only to make its Capital Contributions and shall not be required to restore a deficit balance in its Capital Account or to lend any funds to the Company or, after its Capital Contributions have been made, to make any additional contributions, assessments or payments to the Company; provided, however, that a Member may be required to repay any distribution made to it in contravention of Section 5.3 or Sections 18-607 or 18-804 of the Act. The Manager shall not have any personal liability for the repayment of any Capital Contributions of any Member.

ARTICLE X

MEMBER VOTE REQUIRED IN CONNECTION WITH
CERTAIN BUSINESS COMBINATIONS OR TRANSACTIONS

Section 10.1                                Vote Generally Required. Subject to the provisions of Section 10.2, the Company shall not (a) merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or (b) sell, lease or exchange all or substantially all of its Property and assets, unless the Board of Directors shall adopt a resolution, by the affirmative vote of at least a majority of the Entire Board of Directors, approving such action and unless such action shall be approved by the affirmative vote of the holders of a majority of each class of Shares, in each case, Outstanding and entitled to vote thereon. The notice of the meeting at which such resolution is to be considered will so state.

Section 10.2                                Vote for Business Combinations. The affirmative vote of the holders of record of at least sixty-six and two-thirds percent (66 2/3%) of each class of Shares then Outstanding (excluding Shares the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder is the Beneficial Owner of) shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any securities exchange or otherwise.

Section 10.3                                Power of Continuing Directors. The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article X, including, without limitation, (a) whether a Person is an Interested Shareholder, (b) the number of Common Shares of the Company beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the Fair Market Value of the equity securities of the Company or any Subsidiary thereof, and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article X.

Section 10.4                                No Effect on Fiduciary Obligations. Nothing contained in this Article shall be construed to relieve the directors of the Board of Directors or an Interested Shareholder from any fiduciary obligation imposed by applicable law.

ARTICLE XI

BOOKS AND RECORDS

Section 11.1                                Books and Records; Inspection by Members.

(a)                                  The Company, other than as provided in the Management Services Agreement, shall keep or cause to be kept at its principal executive office appropriate books and records with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to applicable law or this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including, without limitation, the record of the Members, books of account and records of Company proceedings, may be kept in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, microphones or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with GAAP.

(b)                                 The Secretary shall make, at least ten (10) days before every meeting of Members, a complete list of the Members entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Member and the number of Shares registered in the name of each Member. Such list shall be open to the examination of any Member, for any purpose germane to the meeting for a period of at least ten (10) days prior to the meeting: (i) on a reasonably accessible electronic network; provided, that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Company. In the event that the Company determines to make the list available on an electronic network, the Company may take reasonable steps to ensure that such information is available only to Members. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Member who is present.

(c)                                  Any Member or Beneficial Owner, in person or by attorney or other agent, shall, upon written demand stating the purpose thereof, have the right during the usual business hours to inspect for any proper purpose, and to make copies and extracts from the Register, a list of the Members, and its other books and records; provided, that as of the date of the making of the demand inspection of such books and records would not constitute a breach of any confidentiality agreement. In every instance where a person purports to be a Beneficial Owner of Shares but who is not the holder of record as identified on the Register, the demand shall state such Person’s status as a Beneficial Owner of Shares, be accompanied by documentary evidence of beneficial ownership of Shares, and state that such documentary evidence is a true and correct copy of what it purports to be. A proper purpose shall mean a purpose reasonably related to such Person’s interest as a Member or Beneficial Owner of Shares.

Section 11.2                                Reports.

(a)                                  In General. The Chief Financial Officer and Chief Accounting Officer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants.

(b)                                 Periodic and Other Reports. The Board of Directors shall cause to be delivered to each Member the financial statements listed in clauses (i) and (ii) below, prepared in each case (other than with respect to Members’ Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied (and, if required by any Member or its controlled Affiliates for purposes of reporting thereunder, Regulation S-X of the Exchange Act). The quarterly financial statements referred to in clause (ii) below may be subject to normal year-end audit adjustments.

(i)                                     As soon as practicable following the end of each Fiscal Year (and in any event not later than the date on which the Rules and Regulations provide) and at such time as distributions are made to the Members pursuant to Article XIV following the occurrence of a Dissolution Event, an annual report containing Financial Statements of the Company for such Fiscal Year of the Company, presented in accordance with GAAP, including a balance sheet as of the end of such Fiscal Year, statement of operations, statement of changes in Members’ equity, and statement of cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by a registered public accounting firm selected by the Board of Directors, and in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements); and

(ii)                                  As soon as practicable following the end of each of the first three (3) Fiscal Quarters of each Fiscal Year (and in any event not later than the date on which the Rules and Regulations require), a balance sheet of the Company as of the end of such Fiscal Quarter and the related statements of operations and cash flows for such Fiscal Quarter and for the Fiscal Year to date, in each case, to the extent the Company was in existence, setting forth in comparative form the corresponding figures for the prior Fiscal Year’s Fiscal Quarter and the interim period corresponding to the Fiscal Quarter and the interim period just completed.

The annual and quarterly statements described in clause (i) and (ii) above shall be accompanied by such written certifications as the Rules and Regulations require.

Section 11.3                                Preparation of Tax Returns. The Company shall arrange for the preparation and timely filing of all returns of the Company that are required for Federal, state and local income tax purposes. The officers of the Company shall use reasonable efforts to furnish to all Members necessary tax information as promptly as possible after the end of the Fiscal Year of the Company; provided, however, that delivery of such tax information may be subject to delay as a result of the late receipt of any necessary tax information from an entity in which the Company or any Member holds an interest. The classification, realization and recognition of income, gains, deductions, losses and other items shall be on the accrual method of accounting for U.S. Federal income tax purposes. The taxable year of the Company shall be the calendar year.

Section 11.4                                Tax Elections. The Board of Directors may, without any further consent of the Members being required (except as specifically required herein), make (i) the election to adjust the basis of Property pursuant to Code Sections 754, 734(b) and 743(b), or comparable provisions of state, local or foreign law, in connection with Transfers of Shares and Company distributions; and (ii) any and all other elections for U.S. Federal, state, local and foreign tax purposes, including, without limitation, any election, if permitted by applicable law: (x) to extend the statute of limitations for assessment of tax deficiencies against the Members with respect to adjustments to the Company’s U.S. Federal, state, local or foreign tax returns; and (y) to the extent provided in Code Sections 6221 through 6231 and similar provisions of U.S. Federal, state, local or foreign law, to represent the Company and the Members before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Members in their capacities as Members, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Members with respect to such tax matters or otherwise affect the rights of the Company and the Members. The Manager is specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law.

ARTICLE XII

AMENDMENTS

Section 12.1                                Except as provided in Section 12.2 and Section 12.3, the Board of Directors is authorized to amend any of the terms of this Agreement by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors.

Section 12.2                                Sections 1.3, 3.2(a), 5.1, 8.6, 14.1(i) or (ii), Article X and this Article XII may not be amended without the affirmative vote of a majority of the Common Shares then outstanding present in person or represented by proxy at a meeting of holders of Common Shares. If the Board of Directors desires to amend any provision of this Agreement, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then (i) call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment, (ii) direct that the amendment proposed be considered at the next annual meeting of the Members or (iii) seek the written consent of the Members. Amendments to this Agreement may be proposed only by or with the consent of the Board of Directors. Such special or annual meeting shall be called and held upon notice in accordance with Article IX of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Board of Directors shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by an affirmative vote of a majority of the Common Shares then outstanding present in person or represented by proxy, unless a greater percentage is required by Delaware law.

Section 12.3                                Sections 5.1, 5.2, 6.1 , 6.4 (excluding provisions relating to classification of the Board of Directors), 6.5 (solely with respect to the provision relating to an Appointed Director), 6.6 (solely with respect to the Allocation Member’s right to remove an Appointed Director), 6.8 (solely with respect to the provision relating to an Appointed Director), 6.9 (solely with respect to the provision relating to the initial Chairman), 6.13 (solely with respect to the Chief Executive Officer’s right to call special meetings of the Board of Directors), 6.18, 6.23, 6.24, Article X and this Article XII, and any other amendment that would adversely affect the rights of the Allocation Member may not be amended without the prior written consent of the Allocation Member.

Section 12.4                                Notwithstanding anything to the contrary contained in this Agreement, the Board of Directors is authorized by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors to (x) amend, modify or supplement this Agreement to correct any administrative or ministerial error or omission contained in this Agreement or to clarify, or to correct any error in, the calculation of the Profit Distribution Amount consistent with the intent of the Company and the Allocation Member, as determined by the Board of Directors and the Allocation Member in their sole discretion and (y) without limiting the generality of the foregoing provisions of this Article XII, amend, modify or supplement the provisions of Section 6.19 (relating to committees of the Board) from time to time.

ARTICLE XIII

RESERVED

ARTICLE XIV

DISSOLUTION AND WINDING UP

Section 14.1                                Dissolution Events. The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve and shall commence winding up upon the first to occur of any of the following (each a “Dissolution Event”):

(i)                                     the Board of Directors adopts a resolution, by the affirmative vote of at least a majority of the Entire Board of Directors, approving the dissolution, winding up and liquidation of the Company and such action has been approved by the affirmative vote of the holders of a majority of the then Outstanding Common Shares entitled to vote thereon and consented to by the Manager, as holder of the Allocation Shares;

(ii)                                  the unanimous vote of the holders of then Outstanding Common Share to dissolve, wind up and liquidate the Company;

(iii)                               the entry of a decree of judicial dissolution under Section 18-802 of the Act; or

(iv)                              upon the termination of the legal existence of the last remaining Member or the occurrence of any other event that terminates the continued membership of the last remaining Member of the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act.

To the fullest extent permitted by law, the Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

Section 14.2                                Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members, and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs; provided, however, that all covenants contained in this Agreement and obligations provided for in this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 14.2 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up of the Company, which, subject to the Act, winding up shall be completed no later than ninety (90) days after the later of the occurrence of the Dissolution Event. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 14.9), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order:

(a)                                  First, to creditors (including the Manager and the Members who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for distributions to Members under Section 18-601 or 18-604 of the Act;

(b)                                 Second, except as provided in this Agreement, to Members and former Members of the Company in satisfaction of liabilities for distributions under Section 18-601 or 18-604 of the Act;

(c)                                  Third, to the Allocation Members, in proportion to Allocation Shares, in the amount of the Profit Distribution determined as provided in Section 5.2 that has not previously been paid;

(d)                                 Fourth, to the Allocation Members, in proportion to Allocation Shares, of the Deferral Account Ending Balance; and

(e)                                  The remainder, to the Members in proportion to Common Shares.

The Liquidator may withhold to provide a reasonable reserve for Company liabilities (contingent or otherwise) and the unrealized portion of any installment obligations owed to the Company; provided, however, that such withheld amounts, after satisfaction of Company Liabilities, shall be distributed to the Members as soon as practicable.

Section 14.3                                Deficit Capital Accounts. If any Member has a deficit balance in its Capital Account, such Member shall have no obligation to make any Capital Contribution with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article XIV may be:

Section 14.4                                Liquidating Trust. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Article XIV may be transferred to the trustee of a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent, conditional or unmatured liabilities or obligations of the Company; the assets of any such trust shall be distributed to the Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to Section 14.2.

Section 14.5                                Rights of Members. Except as otherwise provided in this Agreement, each Member shall look solely to the Property of the Company for the return of its Capital Contribution and has no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the Debts or liabilities of the Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Company or any other Member or the Manager. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company Property.

Section 14.6                                Notice of Dissolution/Termination.

(a)                                  In the event a Dissolution Event occurs or an event occurs that would, but for the provisions of Section 14.1, result in a dissolution of the Company, the Board of Directors shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members and to all other parties with whom the Company regularly conducts business (as determined in the discretion of the Board of Directors) and shall publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the discretion of the Board of Directors).

(b)                                 Upon completion of the distribution of the Company’s Property as provided in this Article XIV, the Board of Directors, in connection with the liquidation of the Company, shall cause the filing of the Certificate of Cancellation pursuant to Section 18-203 of the Act and shall take all such other actions, including cancellation of all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware, as may be necessary to terminate the Company.

Section 14.7                                Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Members pursuant to Section 14.2 (the “Liquidation Period”), the Members shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article IV.

Section 14.8                                The Liquidator.

(a)                                  General. Upon dissolution of the Company, the Board of Directors shall select one or more Persons to act as Liquidator. The Liquidator (if other than the Board of Directors) shall agree not to resign at any time without fifteen (15) days’ prior notice and may be removed at any time, with or without cause, by notice of removal approved by holders of a majority of the Shares then Outstanding. Upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within thirty (30) days thereafter be approved by holders of a majority of the Shares then Outstanding. The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article XIV, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board of Directors under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein.

(b)                                 Fees. Subject to Section 14.2, the Company is authorized to pay a reasonable fee to the Liquidator (if other than the Board of Directors) for its services performed pursuant to this Article XIV and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services.

(c)                                  Indemnification. The Company shall indemnify, hold harmless and pay all judgments and claims against the Liquidator or any officers, directors, agents or employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred by the Liquidator, officer, director, agent or employee in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by the fraud or intentional misconduct of, or a knowing violation of the laws by, the Liquidator which was material to the cause of action.

Section 14.9                                Form of Liquidating Distributions. For purposes of making distributions required by Section 14.2, the Liquidator may determine whether to distribute all or any portion of the Property in kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE XV

MISCELLANEOUS

Section 15.1                                Notices. Subject to Sections 6.12, 6.14, 9.5 and 9.8, any notice, payment, demand or communication required or permitted to be given or made to a Member by any provision of this Agreement shall be in writing and shall be deemed given or made when delivered personally, or, when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by registered or certified mail, postage and charges prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Members and the Manager:

(a)                                  If to the Company:

One Sound Shore Drive, Suite 302

Greenwich, CT 06830

Attention: Andrew M. Bursky

Facsimile No.: (203) 983-7933

(b)                                 If to the Allocation Member:

One Sound Shore Drive, Suite 302

Greenwich, CT 06830

Attention: Andrew M. Bursky
                                                                                                                                                Facsimile No.: (203) 622-9138

(c)                                  If to the Common Share Members:  To the address provided by each Common Share Holder.

Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his address as shown on the records of the Transfer Agent or as otherwise shown on the records of the Company, regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 15.1 executed by the Company, the Transfer Agent or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Transfer Agent or the Company is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing (until such time as such Record Holder or another Person notifies the Transfer Agent or the Company of a change in his address) if they are available for the Member at the principal office of the Company for a period of one (1) year from the date of the giving or making of such notice, payment or report to the other Members.

Section 15.2                                Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Members and their respective successors, transferees and assigns.

Section 15.3                                Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.4                                Construction. It is the intent of the parties hereto that every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Member.

Section 15.5                                Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or any other day on which banks in The City of New York are required or authorized by law or executive order to close.

Section 15.6                                Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 15.7                                Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 15.8                                Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 15.9                                Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

Section 15.10                          Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 15.10 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

Section 15.11                          Incorporation by Reference. Every exhibit, schedule and other appendix attached to this Agreement and referred to herein is not incorporated in this Agreement by reference unless this Agreement expressly otherwise provides.

Section 15.12                          Variation of Terms. All terms and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.

Section 15.13                          Governing Law and Consent to Jurisdiction/Service of Process. The laws of the State of Delaware shall govern this Agreement, including the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties arising hereunder (without regard to conflict of laws principles).

Each party hereto and any Person acquiring a Share, from time to time, (i) irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. Federal court sitting in Wilmington, Delaware in any action arising out of this Agreement and (ii) consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 15.14                          Waiver of Jury Trial. Each of the Members irrevocably waives, to the extent permitted by law, all rights to trial by jury and all rights to immunity by sovereignty or otherwise in any action, proceeding or counterclaim arising out of or relating to this Agreement.

Section 15.15                          Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

Section 15.16                          Specific Performance. Each Member agrees with the other Members that the other Members would be irreparably damaged if any of the provisions of this Agreement were not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the nonbreaching Members may be entitled, at law or in equity, the nonbreaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having subject matter jurisdiction thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date and year set forth above.

ATLAS INDUSTRIES MANAGEMENT LLC

By:
Name:
Title: Member

NUMBER		COMMON SHARES
ATLAS INDUSTRIES HOLDINGS LLC
AIH-CS
ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON SHARES		SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 049341 10 0

This Certifies that

is the owner of	Shares

OF ATLAS INDUSTRIES HOLDINGS LLC, A DELAWARE LIMITED LIABILITY COMPANY (THE “COMPANY”), WITH SUCH RIGHTS AND PRIVILEGES AS ARE SET FORTH IN THE THIRD AMENDED AND RESTATED OPERATING AGREEMENT OF THE COMPANY DATED
(THE “AGREEMENT”), AS IT MAY BE AMENDED FROM TIME TO TIME.

ATLAS INDUSTRIES HOLDINGS LLC

Subject to any transfer restrictions in the Agreement or on this Certificate, this Certificate is transferable on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate if properly endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

IN WITNESS WHEREOF, said Company has caused this Certificate to be signed by its Chief Executive Officer.

Dated	ATLAS INDUSTRIES HOLDINGS LLC

COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC (JERSEY CITY, NJ, PITTSBURGH, PA)
TRANSFER AGENT
AND REGISTRAR
BY:	CHIEF EXECUTIVE OFFICER

AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of survivorship
	and not as tenants in common		Under Uniform Gifts to Minors
Act
(State)

Additional Abbreviations may also be used though not in the above list.

For Value Received,                                               hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Common Shares
of the Company represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney,
to transfer the said Common Shares on the books of the within named Company with full power of substitution in the premises.

Dated

By:

	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR. WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE
GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

NUMBER		ALLOCATION SHARES

AIH-AS

ATLAS INDUSTRIES HOLDINGS LLC
ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

This Certifies that,

is the owner of	Allocation Shares

of Atlas Industries Holdings LLC, a Delaware limited liability company (the “Company”), with such rights and privileges as are set forth in the Third Amended and Restated Operating Agreement of the Company dated                          (the “Agreement”), as it may be amended from time to time.

Subject to any transfer restrictions in the Agreement or on this Certificate, this Certificate is transferable on the books of the Company in person or by duly authorized attorney upon surrender of this Certificate if property endorsed. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar of the Company.

IN WITNESS WHEREOF, said Company has caused this Certificate to be signed by its Chief Executive Officer.

Dated	ATLAS INDUSTRIES HOLDINGS LLC

COUNTERSIGNED AND REGISTERED: MELLON INVESTOR SERVICES LLC (JERSEY CITY, NJ, PITTSBURGH, PA)
TRANSFER AGENT
AND REGISTRAR
BY:	CHIEF EXECUTIVE OFFICER

AUTHORIZED SIGNATURE

THE ALLOCATION SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN THE AGREEMENT. EVERY HOLDER OF THIS CERTIFICATE, BY HOLDING AND RECEIVING THE SAME, AGREES WITH THE COMPANY TO BE BOUND BY THE TERMS OF THE AGREEMENT. THE AGREEMENT WILL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON REQUEST WITHOUT CHARGE.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT–		Custodian
TEN ENT –	as tenants by the entireties		(Cust)		(Minor)
JT TEN –	as joint tenants with right of survivorship
	and not as tenants in common		Under Uniform Gifts to Minors
Act
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received,                                                                     hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Allocation Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                                                                                                                                                Attorney, to transfer the said Allocation Shares on the books of the within named Company with full power of substitution in the premises.

Dated

By:

	NOTICE:	THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR
INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE

GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C RULE 17Ad-15).